AGREEMENT AND PLAN OF MERGER,
                   DATED AS OF AUGUST 12, 2002
                              AMONG
       VENTURES NATIONAL INCORPORATED, a Utah corporation,
       TITAN EMS ACQUISITION CORP., a Delaware corporation
                               and
             TITAN EMS, INC., a Delaware corporation
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AGREEMENT AND PLAN OF MERGER, dated as of August 12, 2002 (the "Agreement"), among VENTURES-NATIONAL INCORPORATED, a Utah corporation with executive offices located at 5525 South 900 East, Suite 11D, Salt Lake City,
Utah 84117 ("VNI"), TITAN EMS ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of VNI with executive offices located at 5525 South 900 East, Suite 11D, Salt Lake City, Utah 84117 ("Acquisition"), and TITAN EMS, INC., a Delaware corporation with executive offices located at 1818 North Farwell Avenue, Milwaukee, Wisconsin 53202 ("Titan"). Titan, in its capacity as the surviving corporation, is hereinafter sometimes referred to as the "Surviving Corporation," and Acquisition and Titan are hereinafter sometimes referred to as the "Constituent Corporations."

                           INTRODUCTION

     Pursuant hereto, and subject to the terms hereof, the parties hereto intend that Titan shall merge (the "Merger") with Acquisition pursuant to
Section 251 of the General Corporation Law of the State of Delaware (the
"DGCL").

     The location of the definition of capitalized and certain other terms used herein, as well as the first use of such terms herein, is set forth in
Section 9.12 hereof.

I.   NAME OF SURVIVING CORPORATION; CERTIFICATE OF INCORPORATION AND BY-LAWS;
                   BOARD OF DIRECTORS; OFFICERS

          Section 1.01     Name of Surviving Corporation

     The corporation which shall survive the Merger contemplated hereby is
Titan.
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          Section 1.02     Certificate of Incorporation and By-laws
     The certificate of incorporation and the by-laws of Titan as in effect at the Effective Time shall, from and after the Effective Time, be the certificate of incorporation and the by-laws of the Surviving Corporation until they are amended.

          Section 1.03     Board of Directors and Officers

          (a) The directors and officers of Titan at the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation, each to serve, in each case (subject to the Surviving Corporation's by-laws), until their respective successors shall have been elected and qualified.

          (b) The directors of VNI immediately prior to the Effective Time shall irrevocably resign effective as of the close of business on the last day of the Gap Period (as hereinafter defined) and shall appoint the directors of Titan at the Effective Time as the directors of VNI commencing at the close of business on the last day of the Gap Period, each to serve, in each case (subject to VNI's by-laws), until their respective successors shall have been elected and qualified. The officers of VNI immediately prior to the Effective Time shall resign effective at the Effective Time. The directors of VNI immediately prior to the Effective Time shall appoint the officers of Titan at the Effective Time as the officers of VNI commencing at the Effective Time, each to serve, in each case (subject to VNI's by-laws), until their respective successors shall have been elected and qualified. For purposes of this Agreement, the term "Gap Period" shall mean the period commencing at the Effective Time and terminating on the tenth day following the transmission by VNI to the holders of record of securities of VNI the information referenced in Section 5.02(r) of this Agreement
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             II.  STATUS AND CONVERSION OF SECURITIES

     Section 2.01     Stock of Titan

          (a) Each share of common stock of Titan, 'Titan Common Stock' outstanding at the Effective Time shall, subject to compliance with Section 2.01(d), be converted into and exchanged for one share of common stock of VNI "VNI Common Stock".

          (b) Dissenters' Rights. Notwithstanding Section 2.01(a) of this Agreement, merger consideration shall not be issued in respect of any shares of Titan Common Stock, the holders of which shall object to the Merger in writing and demand payment of the value of their shares of Titan Common Stock pursuant to, and in accordance with, Section 262 of the DGCL and as a result payment therefor is made. Such holders shall have only the rights provided by such Section 262.

          (c)  Surrender and Exchange of Titan Common Stock.  Subject to
the provisions of Section 2.01(b) of this Agreement, after the Effective Time, each holder of an outstanding certificate or certificates (the "Old Certificates") theretofore representing shares of Titan Common Stock, upon surrender thereof to Interwest Stock Transfer Company (the "Exchange Agent"), shall be entitled to receive in exchange therefor a certificate or certificates (the "New Certificates") for the number of shares of VNI Common Stock represented by such Old Certificate or Old Certificates, which VNI agrees to make available to the Exchange Agent as soon as practicable after the Effective Time, representing the number of shares of VNI Common Stock into
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and for which the shares of Titan Common Stock theretofore represented by such surrendered Old Certificates have been converted.  No certificates or scrip for fractional shares of VNI Common Stock will be issued, no VNI stock split or dividend shall relate to any fractional share interest, and no such fractional share interest shall entitle the owner thereof to vote or to any
rights of a stockholder of VNI.   In lieu of the issuance or recognition of
fractional shares of VNI Common Stock or interests or rights therein, the Exchange Agent shall round such fraction to the next higher whole number of shares of VNI Common Stock. Until surrendered and exchanged, each Old Certificate shall after the Effective Time be deemed for all corporate purposes, other than the payment of dividends or liquidating or other distributions, if any, to holders of record of VNI Common Stock, to represent only the right to receive the number of shares of VNI Common Stock into and for which the shares of Titan Common Stock theretofore represented by such Old Certificate shall have been converted. No dividend or liquidating or other distribution, if any, payable to holders of record of shares of Titan Common Stock at or after the Effective Time on shares of VNI Common Stock, or payable subsequent to the Effective Time to holders of record of shares of Titan
Common Stock at a time prior to the Effective Time shall be paid to the holders of Old Certificates; provided, however, that upon surrender and exchange of such Old Certificates there shall be paid (subject to the last sentence of this Section 2.01(c)) to the record holders of the New
Certificates issued in exchange therefor (i) the amount, without interest thereon, of dividends and liquidating or other distributions, if any, which theretofore have become payable to holders of record of shares of Titan Common Stock on or after the Effective Time with respect to the number of whole shares of VNI Common Stock represented by such New Certificates and (ii) the amount, without interest thereon, of dividends and liquidating or other
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distributions, if any, declared by Titan payable to holders of record of shares of Titan Common Stock at a time prior to the Effective Time, but payable subsequent to the Effective Time. If outstanding Old Certificates are not surrendered and exchanged for shares of VNI Common Stock pursuant hereto prior to two years after the Effective Time (or, in any particular case, prior to the date before the second anniversary of the Effective Time on which the shares of VNI Common Stock pursuant hereto and the dividends and liquidating or other distributions, if any, would otherwise escheat to, or become the property of, any governmental unit or any agency thereof), (iii) the number of whole shares of VNI Common Stock into and for which the shares of Titan Common Stock theretofore represented by such Old Certificates shall have been converted, (iv) the amount of dividends and liquidating or other distributions, if any, which theretofore have become payable to holders of record on or after the Effective Time with respect to such number of whole shares of VNI Common Stock, (v) the amount of dividends and liquidating or other distributions, if any, declared by Titan payable to holders of record of shares of Titan Common Stock at a time prior to the Effective Time, but payable subsequent to the Effective Time, and (vi) the amount of dividends and liquidating or other distributions, if any, which subsequently become payable with respect to such number of whole shares of VNI Common Stock, shall become the property of VNI (and, to the extent not in its possession, shall be paid over to it), free and clear of all claims or interest of any other person previously entitled thereto.

          (d) Transfer Taxes. If any New Certificate is to be issued in a name other than that in which the Old Certificate surrendered for exchange is issued, the Old Certificate so surrendered shall be properly endorsed and
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otherwise in proper form for transfer and the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of the New Certificate in any name other than that of the registered holder of the Old Certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

          (e) Titan Stock Transfers. As of the Effective Time, no transfer of the shares of Titan Common Stock outstanding prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Old Certificates are presented to VNI or the Surviving Corporation, they shall be exchanged pursuant to Section 2.01(c).

     Section 2.02     Titan Stock Options

     At the Effective Time, VNI shall assume each option (each a "Titan Stock Option") outstanding at the Effective Time granted by Titan prior to the Effective Time by executing and delivering to such holder an assumption, which assumption shall read as set forth in Exhibit 2.02 attached to, incorporated in, and made a part of this Agreement by this reference thereto, and VNI shall be substituted for Titan with respect to each Titan Stock Option so assumed, and thereafter, until any event that affects the exercise price, each Titan Stock Option assumed by VNI as aforesaid shall represent an option to purchase, instead of Titan Common Stock, the number of whole shares of VNI Common Stock which equals the number of shares of Titan Common Stock subject to such option immediately prior to the Effective Time; and the price per share of VNI Common Stock at which such option shall be exercisable shall (until any event that affects the exercise price) be an amount (to the next
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higher whole cent) equal to the option price per share of Titan Common Stock immediately prior to the Effective Time. Except as aforesaid, the period during which, and the terms upon which, each Titan Stock Option may be exercised shall remain unchanged.

     Section 2.03     Affiliates of Titan

     Each of Titan and VNI agrees that it will use its best efforts to avoid violating the securities laws of the United States or of any state or other jurisdiction while pursuing the Merger and the other transactions contemplated hereby. In connection therewith, Titan agrees that it shall cause, simultaneous with the execution hereof, all persons who are identified in Section F of the letter, of even date with this Agreement (the "Titan Disclosure Letter"), as affiliates of Titan (collectively, the "Titan Affiliates") within the meaning of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), to enter into an agreement with VNI (and VNI hereby agrees to enter into such an agreement with each of such persons), which shall read as set forth in Exhibit 2.03 attached to, incorporated in, and made a part of this Agreement by this reference thereto, which agreements shall obligate each such Titan Affiliate, among other things, (a) not to sell or otherwise dispose of any shares of VNI Common Stock received by such Titan Affiliate pursuant to this Agreement in violation of the Securities Act or the rules and regulations thereunder, and (b) to vote all shares of Titan Common Stock beneficially owned by such Titan Affiliate in favor of the adoption and approval of this Agreement, the Merger, and the other transactions contemplated by this Agreement.
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     Section 2.04     Capital Stock of VNI

     Except as contemplated by this Agreement, all issued shares of VNI Common Stock, whether outstanding or held in the treasury of VNI, shall continue unchanged as shares of capital stock of VNI.

     Section 2.05     Capital Stock of Acquisition

     All issued shares of capital stock of Acquisition outstanding at the Effective Time shall be converted into and exchanged for ten shares of common stock of the Surviving Corporation, except that shares of capital stock of Acquisition held in Acquisition's treasury shall be canceled.

III. STOCKHOLDER APPROVALS; BOARD OF DIRECTORS' RECOMMENDATIONS; FILING;
                          EFFECTIVE TIME

     Section 3.01   Stockholder Approvals; Board of Directors' Recommendations

     Meetings of the stockholders of Acquisition and of Titan shall be held in accordance with the law of their respective jurisdiction of incorporation (or actions by written consent in lieu of a meeting of stockholders shall be executed in accordance with the law of their respective jurisdiction of incorporation) as promptly as possible, after at least 20 days' prior written notice thereof to the stockholders of the respective corporations in the case of a meeting of stockholders, in each case, among other things, to consider and vote upon the adoption and approval of this Agreement, the Merger, and the other transactions contemplated by this Agreement. VNI, as the sole stockholder of Acquisition, shall, prior to the Effective Time, vote all shares of capital stock of Acquisition in favor of the adoption and approval of this Agreement, the Merger, and the other transactions contemplated hereby. If a meeting of stockholders of VNI shall be required, subject to its fiduciary duty to stockholders, the Board of Directors of VNI shall recommend
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to its stockholders that this Agreement, the Merger, and the other transactions contemplated hereby be adopted and approved. In the event that the stockholders of VNI are required to approve the Merger, subject to Section
2.03 hereof and its fiduciary duty to stockholders, the Board of Directors of VNI shall recommend to its stockholders that this Agreement, the Merger, and the other transactions contemplated hereby be adopted and approved.

     Section 3.02     Filing; Effective Time

     As soon as practicable after the adoption and approval of this Agreement, the Merger, and the other transactions contemplated by the respective stockholders of each of VNI, Acquisition, and Titan (as applicable) (unless one or more of the conditions contained in Articles VII and VIII hereof have not then been fulfilled or waived, then as soon as practicable after the fulfillment or waiver of all such conditions), an appropriate certificate of merger in the form required by the DGCL shall be executed and filed in the office of the Secretary of State of the State of Delaware, at which time the Merger shall become effective (the "Effective Time").

                  IV.  CERTAIN EFFECTS OF MERGER

     Section 4.01     Effects Under the DGCL

     When the Merger becomes effective, the separate existence of Acquisition shall cease, Acquisition shall be merged into Titan, and the Surviving Corporation shall possess all the rights, privileges, powers, and franchises as well of a public as of a private nature, and shall be subject to all the restrictions, disabilities, and duties of each of the Constituent Corporations; and all and singular, the rights, privileges, powers, and franchises of each of the Constituent Corporations, and all property, real,
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personal, and mixed, and all debts due to either of the Constituent
Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers, and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the several and respective Constituent Corporations; and the title to any real estate vested by deed or otherwise, under the laws of the State of Delaware or any other jurisdiction, in either of the Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities, and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred or contracted by it.

     Section 4.02     Reorganization

     The Merger is intended to qualify as a reorganization within the meaning of Section 368 of the United States Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to be a "plan of reorganization" within the meaning of the regulations promulgated under Section 368 of the Code.

                          V.   COVENANTS

     Section 5.01     Covenants of Titan

     Titan agrees that, unless VNI otherwise agrees in writing:
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          (a)  Certificate of Incorporation and By-laws.  Until the earlier of the Effective Time and the abandonment or termination of the Merger pursuant to Article VII or Article VIII or otherwise (the "Release Time"), no amendment will be made in the certificate of incorporation or by-laws of Titan.

          (b) Shares and Options. Until the Release Time, no share of capital stock of Titan, option or warrant for any such share, right to subscribe to or purchase any such share, or security convertible into, or exchangeable or exercisable for, any such share, shall be issued or sold by Titan, otherwise than as may be required upon the exercise of the Titan Stock Options or as contemplated by, or in connection with, this Agreement.

          (c) Dividends and Purchases of Stock. Until the Release Time, no dividend or liquidating or other distribution or stock split shall be authorized, declared, paid, or effected by Titan in respect of the outstanding shares of Titan Common Stock. Until the Release Time, no direct or indirect redemption, purchase, or other acquisition shall be made by Titan of shares of Titan Common Stock.

          (d) Borrowing of Money. Until the Release Time, Titan shall not borrow money, guarantee the borrowing of money, engage in any transaction, or enter into any material agreement other than in connection with the transactions contemplated hereby or in connection herewith or otherwise pursuant to the currently outstanding credit line of Titan or in connection with the execution and delivery by Titan of a lease relating to a facility in Freemont, California. For purposes of this Agreement, references to "material", as well as correlative terms (e.g., materially, materiality, etc.)
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shall be deemed to refer to amounts of US$10,000 or more or effects or consequences of US$10,000 or more.

          (e) Access. Until the Release Time, Titan will afford the officers, directors, employees, counsel, agents, investment bankers, accountants, and other representatives of VNI and lenders, investors, and prospective lenders and investors free and full access to the plants, properties, books, and records of Titan, will permit them to make extracts from and copies of such books and records, and will from time to time furnish VNI with such additional financial and operating data and other information as to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Titan as VNI from time to time may request. Until the Release Time, Titan will cause the independent certified public accountants of Titan to make available to VNI and its independent certified public accountants the work papers relating to the audits of Titan referred to in Section 6.01(c) of this Agreement.

          (f) Conduct of Business. Until the Release Time, Titan will conduct its affairs so that at the Effective Time no representation or warranty of Titan will be inaccurate, no covenant or agreement of Titan will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of Titan. Except as otherwise consented to by VNI in writing, until the Release Time, Titan will use its best efforts to preserve the business operations of Titan intact, to keep available the services of its present personnel, to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements, and understandings of Titan, and to preserve the good will of its suppliers, customers, and others having business relations with any of them. Until the Release Time, Titan will conduct its affairs in all respects only in the ordinary course, other than in connection with the matters referenced herein.
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          (g)  Advice of Changes.  Until the Release Time, Titan will immediately advise VNI in a detailed written notice of any material fact or occurrence or any pending or threatened material occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or the Titan Disclosure Letter, which (if existing and known at any time prior to or at the Effective Time) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Effective Time) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

          (h) Confidentiality. Titan shall use its commercially reasonable efforts to insure that all confidential information which Titan or any of its respective officers, directors, employees, counsel, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Titan, any affiliate of Titan, or any customer or supplier of any of them or any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them except in the ordinary course of business and for the benefit of Titan; provided, however, that the restrictions of this sentence shall not apply (A) after the Merger is abandoned or terminated pursuant to Article VII or Article VIII or otherwise,
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(B) as may otherwise be required by law, (C) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (D) to the extent the information shall have otherwise become publicly available.

          (i) Public Statements. Before Titan releases any information concerning this Agreement, the Merger, or any of the other transactions contemplated by this Agreement which is intended for, or may result in, public dissemination thereof, Titan shall cooperate with VNI, shall furnish drafts of all documents or proposed oral statements to VNI for comment, and shall not release any such information without the written consent of VNI, which consent shall not be unreasonably withheld. Nothing contained herein shall prevent Titan from releasing any information if required to do so by law.

          (j) Other Proposals. Until the Release Time, Titan shall not, and shall not authorize or permit any officer, director, employee, counsel, agent, investment banker, accountant, or other representative of Titan, directly or indirectly, to: (i) initiate contact with any person or entity in an effort to solicit any Titan Takeover Proposal (as such term is defined in this Section 5.01(j)); (ii) cooperate with, or furnish or cause to be furnished any non-public information concerning the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Titan, to any person or entity in connection with any Titan Takeover Proposal; (iii) negotiate with any person or entity with respect to any Titan Takeover Proposal; or (iv) enter into any agreement or understanding with the intent to effect any Titan Takeover Proposal. Titan will immediately give written notice to VNI of the details of any Titan Takeover Proposal of which Titan becomes aware. As used in this Section 5.01(j), "Titan Takeover
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Proposal" shall mean any proposal, other than as contemplated by this
Agreement, (v) for a merger, consolidation, reorganization, other business combination, or recapitalization involving Titan for the acquisition of a 5% or greater interest in the equity or in any class or series of capital stock of Titan, for the acquisition of the right to cast 5% or more of the votes on any matter with respect to Titan or for the acquisition of a substantial portion of any of the assets of Titan other than in the ordinary course of its businesses, or (vi) the effect of which may be to prohibit, restrict, or delay the consummation of the Merger or any of the other transactions contemplated by this Agreement or impair the contemplated benefits to VNI or Acquisition of the Merger or any of the other transactions contemplated by this Agreement; such term shall exclude the transactions contemplated hereby or in connection herewith.

          (k) Consents Without Any Condition. Titan shall not make any agreement or reach any understanding not approved in writing by VNI as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by this Agreement.

          (l) Material for Periodic Reporting . Titan shall furnish, or cause to be furnished, for inclusion in the periodic reports of VNI on Forms 8-K, 10-Q, 10-K, or otherwise (such periodic reports, together with all financial statements, exhibits, amendments, and supplements thereto, in the form filed by VNI with the Securities and Exchange Commission (the "SEC") being hereinafter called the "Periodic Reports"), to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the Merger, or for inclusion in VNI's filings under state "blue-sky," securities, or take-over laws, such information about Titan or
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Titan's security holders as may be required or as may be reasonably requested by VNI, and shall continue to furnish or cause to be furnished such information as is necessary to keep such information correct and complete in all material respect until the Release Time. Titan represents and warrants that the information that it has furnished to date, taken as a whole, does not now, and will not at any time prior to the Release Time, (i) contain an untrue statement of a material fact or (ii) omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading.

          (m) Indemnification. Commencing at the Effective Time, Titan agrees to indemnify and hold harmless VNI, Acquisition, and VNI's and Acquisition's officers, directors, employees, agents, and counsel, in each case past, present, or as they may exist at any time after the date of this Agreement, and each person, if any, who controls, controlled, or will control VNI or Acquisition (collectively the "VNI Indemnitees") within the meaning of
Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and, if the Merger is abandoned or terminated pursuant to Article VII or Article VIII or otherwise except solely as a result of a breach of this Agreement by VNI or Acquisition, VNI and Acquisition, against any and all losses, liabilities, claims, damages, and expenses whatsoever (which shall include, for all purposes of this Section 5.01(m) of this Agreement, but not be limited to reasonable counsel fees and any and all reasonable expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation, in each case whether or not involving a third party) as and when incurred, arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a
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material fact contained in (A) Periodic Reports or any amendment or supplement thereto or (B) any application or other document or communication filed with any governmental authority in connection with the Merger or filed with any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided in each case that such untrue statement, alleged untrue statement, omission, or alleged omission relates to information furnished by, or on behalf of, or pertaining to, Titan or any Titan security holder, or (ii) any breach of any representation, warranty, covenant, or agreement of Titan contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability Titan may otherwise have, including liabilities arising under this Agreement.

          (n) Transfer Taxes. Titan shall timely prepare and file any declaration or filing necessary to comply with any transfer tax statutes that require any such filing before the Effective Time.

          (o) Employment Agreements. Titan shall use best efforts to cause the employment agreements between Titan and each of Louis George and Steven Kennedy (the "Employment Agreements") to be duly executed and delivered at or prior to the Effective Time by the parties thereto other than VNI or Acquisition.

     Section 5.02     Covenants of VNI and Acquisition

     VNI and Acquisition each agrees that, unless Titan otherwise agrees in writing:
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          (a)  (i)  Until the Release Time, no dividend or liquidating or other distribution or stock split shall be authorized, declared, paid, or effected by VNI in respect of the outstanding shares of VNI Common Stock.

               (ii) Until the Release Time, except as contemplated by this Agreement, no share of capital stock of VNI or warrant for any such share, right to subscribe to or purchase any such share, or security convertible into, or exchangeable or exercisable for, any such share, shall be issued or sold by VNI.

          (b) Access. Until the Release Time, VNI and Acquisition will afford the officers, directors, employees, counsel, agents, investment bankers, accountants, and other representatives of Titan free and full access to the plants, properties, books, and records of VNI and Acquisition, will permit them to make extracts from and copies of such books and records, and will from time to time furnish Titan with such additional financial and operating data and other information as to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of VNI and Acquisition as Titan from time to time may request. Until the Release Time, VNI and Acquisition will cause the independent certified public accountants of VNI to make available to Titan and its independent certified public accountants the work papers relating to the audits of VNI and Acquisition referred to in Section 6.02(c) of this Agreement.

          (c) Conduct of Business. (i) Until the Release Time, VNI and Acquisition will conduct their respective affairs, so that at the Effective Time no representation or warranty of VNI or Acquisition will be inaccurate, no covenant or agreement of VNI or Acquisition will be breached, and no
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condition in this Agreement will remain unfulfilled by reason of the actions or omissions of VNI. Until the Release Time, Acquisition will conduct no affairs except in connection with this Agreement, the Merger, or any of the other transactions contemplated by this Agreement. Except as otherwise consented to by Titan in writing and except as otherwise contemplated by this Agreement, until the Release Time and until the expiration of the Gap Period, VNI will conduct its affairs in all respects only in the ordinary course.

               (ii) During the period commencing at the Effective Time and terminating at the close of business on the last day of the Gap Period, the board of directors of VNI shall not do any of the following without the prior written consent of the Chief Executive Officer of Titan immediately prior to the Effective Time:

               terminate any then officer of VNI appointed pursuant to, and in accordance with, Section 1.03(b) hereof;

               appoint any officers of VNI not appointed pursuant to, and in accordance with, Section 1.03(b) hereof;

               change the duties of any of the foregoing officers from those duties to which they were subject as officers of Titan immediately prior to the Effective Time;

               appoint or, remove, or accept by registration from any director of VNI, except pursuant to Section 1.03(b) of this Agreement;

               elect or remove any director or officer of Titan;

               hire or terminate any employee of VNI or Titan;

               declare any liquidating or other dividend or distribution of property;

               authorize any bonus or increase in compensation of any officer, director, employee, consultant, or agent;

               subject VNI or Titan to any indebtedness or other obligation to which it was not subject immediately prior to the Effective Time; or

               take any other action not in the ordinary course of business of VNI, giving effect to the Merger.

          (d) Advice of Changes. Until the Release Time, VNI will immediately advise Titan in a detailed written notice of any material fact or occurrence or any pending or threatened material occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or in the VNI Disclosure Letter (as defined in Section 6.02(a)), which (if existing and known at any time prior to or at the Effective Time) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Effective Time) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

          (e) Confidentiality. Each of VNI and Acquisition shall use its commercially reasonable efforts to insure that all confidential information which VNI, Acquisition, or any of their respective officers, directors, employees, counsel, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Titan, any affiliate of Titan, or any customer or supplier of or any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity without the prior written consent of Titan, which written consent shall not be unreasonably withheld; provided, however, that the restrictions of this sentence shall not apply (i) as may otherwise be required by law, (ii) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (iii) to the extent the information shall have otherwise become publicly available. VNI and Acquisition shall, and shall cause all other such persons and entities to, deliver to Titan all tangible evidence of the confidential information relating to Titan, any affiliate of Titan, or (insofar as such confidential information was provided by, or on behalf of, Titan, or any such affiliate of Titan) any customer or supplier of any of them or any such affiliate to which the restrictions of the foregoing sentence apply immediately after the abandonment or termination of the Merger pursuant to Article VII or Article VIII or otherwise.

          (f) Public Statements. Before VNI or Acquisition releases any information concerning this Agreement, the Merger, or any of the other transactions contemplated by this Agreement which is intended for or may result in public dissemination thereof, VNI and Acquisition shall cooperate with Titan, shall furnish drafts of all documents or proposed oral statements to Titan for comment, and shall not release any such information without the written consent of Titan. Nothing contained herein shall prevent VNI or Acquisition from releasing any information if required to do so by law.

          (g) Consents Without Any Condition. Neither VNI nor Acquisition shall make any agreement or reach any understanding not approved in writing by Titan as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by this Agreement.

          (h)  Periodic Reports.    VNI and Acquisition shall promptly
prepare all required or, in the reasonable opinion of the parties hereto, appropriate Periodic Reports relating to this Agreement, the Merger, and the other transactions contemplated hereby and in connection herewith. VNI and Acquisition each shall furnish or cause to be furnished, for inclusion in the Periodic Reports, such information about VNI, Acquisition, and VNI's security holders as may be required or as may be reasonably requested by Titan, and shall continue to furnish or cause to be furnished such information as is necessary to keep such information correct and complete in all material respects until the Release Time. VNI and Acquisition each represents and warrants that the information that it has furnished to date, taken as a whole, does not now, and will not at any time prior to the Release Time, (i) contain an untrue statement of a material fact or (ii) omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading. VNI and Acquisition each shall also take any action required to be taken by it under state "blue-sky," securities, or take-over laws in connection with the issuance of VNI Common Stock pursuant to the Merger. The filings made by VNI within the past six years with the SEC were, if filed under the Exchange Act, prepared in accordance with the then existing requirements of the Exchange Act and the rules and regulations thereunder and, if filed under the Securities Act, prepared in accordance with the then existing requirements of the Securities Act and the rules and regulations thereunder. Such filings when filed, and the press releases and other public statements VNI has made subsequent to the last such filing when considered together with such filings, did not at the time of filing or issuance of the press releases or other public statements, as the case may be, and (with respect to the press releases and other public statements, when considered together with such filings) do not now (i) contain an untrue statement of a material fact or (ii) omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading.

          (i) Capital Stock Changes. If, prior to the Release Time, VNI Common Stock shall be recapitalized or reclassified or VNI shall effect any stock dividend, stock split, or reverse stock split of VNI Common Stock, then the shares of VNI Common Stock to be delivered under this Agreement or upon exercise, conversion, or exchange of any security to be delivered under this Agreement or assumed by VNI as contemplated by this Agreement shall be appropriately and equitably adjusted to the kind and amount of shares of stock and other securities and property to which the holders of such shares of VNI Common Stock or such other security would have been entitled to receive had such stock or such other security been issued and outstanding as of the record date for determining stockholders entitled to participate in such corporate event.

          (j) Transfer Taxes. VNI shall timely prepare and file any declaration or filing necessary to comply with any transfer tax statutes that require any such filing before the Effective Time.

          (k) Other Proposals. Until the Release Time, neither VNI nor Acquisition shall, or shall authorize or permit any officer, director, employee, counsel, agent, investment banker, accountant, or other representative of VNI or of Acquisition, directly or indirectly, to contemplate or enter into any transaction the effect of which may be to prohibit, restrict, or delay the consummation of the Merger or any of the other transactions contemplated by this Agreement or impair the contemplated benefits to Titan's stockholders of the Merger or any of the other transactions contemplated by this Agreement.

          (l)  Reorganization.

               (i)  Following the Merger, VNI will cause Surviving
Corporation to continue Titan's historic business or to use a significant portion of Titan's historic business assets in a business, in each case within the meaning of section 1.368-1(d) of the Treasury Regulations, assuming that the assets of, and the business conducted by, Titan at the Effective Time constitute Titan's historic business assets and historic business, respectively.

               (ii) Following the Merger, VNI will not permit Surviving Corporation to issue additional shares that would result in VNI losing control of Surviving Corporation within the meaning of section 368(c) of the Code.

          (m) Rule 15c2-11. If required, VNI shall use best efforts to file, within 30 days following the Effective Time, with the National Association of Securities Dealers, Inc., or its affiliates, all information required by Rule 15c2-11 under the Exchange Act.

          (n) Agreements involving Jenson Services, Inc. (i) At or prior to the Effective Time, VNI and Jenson Services, Inc., a Utah corporation ("Jenson"), shall enter into an agreement, substantially in the form attached hereto as Exhibit 5.02(n)(i), pursuant to which, among other things, Titan shall pay to Jenson fees of $150,000 in consideration of Jenson's payment and personal indemnification of VNI and Titan of any and all past liabilities of any type or nature whatsoever of VNI existing at the Effective Time.

               (ii) At or prior to the Effective Time, VNI shall enter into an agreement, substantially in the form of Exhibit 5.02(n)(ii) hereto, pursuant to which shall (A) engage certain consultants through Jenson and who shall be principals, employees, or legal counsel of Jenson, to perform the services described therein during the 90 day period commencing at the Effective Time.

          (o) Consulting Agreement with STAR Associates LLC. At or prior to the Effective Time, VNI shall enter into the agreements, substantially in the form of Exhibit 5.02(o)-1 and Exhibit 5.02(o)-2 hereto, pursuant to which VNI shall engage STAR Associates LLC as a consultant to perform certain services.

          (p) Consulting Agreement with Robert Ciri. At or prior to the Effective Time, VNI shall enter into an agreement, substantially in the form of Exhibit 5.02(p) hereto, pursuant to which VNI shall engage Robert Ciri as a consultant to perform certain services.

          (q) 14f-1 Information. As soon as practicable following the Effective Time, VNI shall file with the SEC and transmit to its holders of record the information required by Rule 14f-1 under the Exchange Act, which filing and information shall be satisfactory in form and substance to Reitler Brown LLC, counsel to Titan.

          (r)  Conduct Business Under an Assumed Name and Proxy or
Information Statement. At or prior to the Effective Time, VNI shall apply with the Department of Commerce of the State of Utah for a "dba" to do business under the assumed name of "Titan General Holdings." As soon as is reasonably practicable thereafter, VNI shall file a proxy or information statement with the SEC for delivery to stockholders to consider and act upon resolutions adopted by the Board of Directors of VNI to change the domicile of VNI to the State of Delaware and its name to "Titan General Holdings, Inc." or such other state and such other name as shall be selected by resolutions of the newly designated and elected Board of Directors of VNI.

               VI.  REPRESENTATIONS AND WARRANTIES

     Section 6.01     Certain Representations and Warranties of Titan

          Giving effect to the transactions contemplated in Section 7.01(q) hereby, Titan represents and warrants to VNI and Acquisition as follows:

          (a) Organization and Qualification. Titan owns no subsidiary or affiliate corporation or owns any interest in any other enterprise (whether or not such enterprise is a corporation). Section A of the Titan Disclosure Letter correctly sets forth as to Titan its place of incorporation, principal place of business, jurisdictions in which it is qualified to do business, and the businesses which it presently conducts and which it contemplates conducting. Titan is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the businesses in which it is now engaged and the businesses in which it contemplates engaging.

Titan is duly qualified to transact the businesses in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its businesses makes such qualification necessary.

          (b) Capitalization. The authorized capital stock of Titan consists of 10,000,000 shares of Titan Common Stock, of which 6,880,490 shares are outstanding at the date hereof. Each such outstanding share of Titan Common Stock is validly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive or similar right of stockholders and is owned by the owner set forth in Section A of the Titan Disclosure Letter, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of Titan or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of Titan, other than the Titan Stock Options. There is outstanding no security or other instrument convertible into or exercisable or exchangeable for capital stock of Titan. The shares of Titan Common Stock to be issued upon exercise of the Titan Stock Options are validly authorized and, when the Titan Stock Options are exercised in accordance with their terms, such shares of Titan Common Stock issued upon such exercise will be validly issued, fully paid, and nonassessable.

          (c) Financial Condition. Titan has delivered to VNI true and correct copies of the following: balance sheets of Titan as of December 31, 2001. Such balance sheet presents fairly the financial condition, assets, liabilities, and stockholders' equity of Titan as of its date. The financial statements referred to in this Section 6.01(c) have been prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved and are in accordance with the books and records of Titan. Except as otherwise contemplated by this Agreement, since December 31, 2001:

               (i) There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Titan.

               (ii) Titan has not authorized, declared, paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any stock of Titan.

               (iii) The operations and businesses of Titan has been conducted in all respects only in the ordinary course, except for the transactions contemplated hereby and in connection herewith and acquisitions by Titan of assets from General Electric Capital Corporation.

               (iv) There has been no accepted purchase order or quotation, arrangement, or understanding for future sale of the products or services of Titan which Titan expects will not be profitable.

               (v) Titan has not suffered an extraordinary loss (whether or not covered by insurance) or waived any right of substantial value.

There is no fact known to Titan which materially adversely affects or in the future (as far as Titan can reasonably foresee) may materially adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Titan or the Surviving Corporation; provided, however, that Titan expresses no opinion as to political or economic matters of general applicability. Titan has made known, or caused to be made known, to the accountants or auditors who have prepared, reviewed, or audited the aforementioned financial statements all material facts and circumstances which could affect the preparation, presentation, accuracy or completeness thereof.

          (d) Tax and Other Liabilities. Titan does not have any material liability of any nature, accrued or contingent, including, without limitation, liabilities for federal, state, local, or foreign taxes and penalties, interest, and additions to tax ("Taxes"), and liabilities to customers or suppliers, other than the following:

               (i) Liabilities for which full provision has been made on the balance sheet and the notes thereto (the "Last Titan Balance Sheet") as of December 31, 2001 (the "Last Titan Balance Sheet Date") referred to in Section 6.01(c); and

               (ii) Other liabilities arising since the Last Titan Balance Sheet Date and prior to the Effective Time in the ordinary course of business (which shall not include liabilities to customers on account of defective products or services) or in connection with the transactions contemplated hereby or in connection herewith which are not inconsistent with the representations and warranties of Titan or any other provision of this Agreement.

Without limiting the generality of the foregoing, the amounts set up as provisions for Taxes on the Last Titan Balance Sheet are sufficient for all accrued and unpaid Taxes of Titan, whether or not due and payable and whether or not disputed, under tax laws, as in effect on the Last Titan Balance Sheet Date or now in effect, for the period ended on such date and for all fiscal periods prior thereto. The execution, delivery, and performance of this Agreement by Titan will not cause any Taxes to be payable other than by the stockholders of Titan or cause any lien, charge, or encumbrance to secure any Taxes to be created either immediately or upon the nonpayment of any Tax other than on the properties or assets of the stockholders of Titan. Titan has filed, or has requested an extension for, all federal, state, local, and foreign tax returns required to be filed by it; has delivered to VNI a true and correct copy of each such return which was filed in the past one year; has paid (or has established on the Last Titan Balance Sheet a reserve for) all Taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, income, or franchises which are due and payable; and has delivered to VNI a true and correct copy, of any report as to adjustments received by it from any taxing authority during the past one year and a statement, as to any litigation, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect with respect to any such report or the subject matter of such report.

          (e) Litigation and Claims. Except as set forth in Section H of the Titan Disclosure Letter, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or, to the best of Titan's knowledge, in prospect (or any basis therefor known to Titan), with respect to Titan or any of their respective businesses, properties, or assets. Titan is not affected by any present or threatened strike or other labor disturbance nor to the knowledge of Titan is any union attempting to represent any employee of Titan as collective bargaining agent. Titan is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree which violation or default would have a material adverse effect upon Titan; nor is Titan required to take any action in order to avoid such violation or default.

          (f) Properties. Titan does not own any legal or equitable interest in any real property. Titan has good title to all other properties and assets material to Titan, used in its business or owned by it (except real and other properties and assets as are held pursuant to leases or licenses described in Section B or C of the Titan Disclosure Letter), free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances (except such as are listed in Section D of the Titan Disclosure Letter).

               (i) All accounts and notes receivable reflected on the Last Titan Balance Sheet, or arising since the Last Titan Balance Sheet Date, have been collected, or are and will be good and collectible, in each case at the aggregate recorded amounts thereof without right of recourse, defense, deduction, return of goods, counterclaim, offset, or set off on the part of the obligor, and, if not collected, can reasonably be anticipated to be paid within 60 days of the date incurred.

               (ii)  All inventory of raw materials and work in process of

          Titan is usable, and all inventory of finished goods is good and marketable, on a normal basis in the existing product lines of Titan. In no event do such inventories represent more than a one-month supply measured by the volume of sales or use for the year ended December 31, 2001. All inventory is merchantable and fit for the particular purpose for which it is intended.

               (iii) Attached as Section B of the Titan Disclosure Letter is a true and complete list of the classes of all tangible properties and assets owned by Titan or leased or licensed by Titan from or to a third party (including inventory but not including Intangibles, as defined in Section 6.01(i)), and with respect to such properties and assets leased or licensed by Titan from or to a third party, a description of such lease or license. All such properties and assets (including Intangibles) owned by Titan are reflected on the Last Titan Balance Sheet (except for acquisitions subsequent to the Last Titan Balance Sheet Date and prior to the Effective Time which are either noted in Section B or C of the Titan Disclosure Letter or are approved in writing by
          VNI). All real and other tangible properties and assets owned by Titan or leased or licensed by Titan from or to a third party are in good and usable condition (reasonable wear and tear which is not such as to affect adversely the operation of the business of Titan excepted).

               (iv) To the best of Titan's knowledge, no real property owned by Titan or leased or licensed by Titan from or to a third party lies in an area which is, or will be, subject to zoning, use, or building code restrictions which would prohibit, and, to the best of Titan's knowledge, no state of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, or licensing of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, or licensing of such real property in the businesses in which Titan is now engaged or the businesses in which it contemplates engaging.

               (v) The properties and assets (including Intangibles) owned by Titan (other than those leased or licensed by Titan to a third party) or leased or licensed by Titan from a third party constitute all such properties and assets which are necessary to the business of Titan as presently conducted or as it contemplates conducting.

               (vi) Titan has not caused or permitted its businesses properties, or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process any Hazardous Substance (as such term is defined in this
          Section 6.01(f)(vi)) except in compliance with all applicable laws, rules, regulations, orders, judgments, and decrees, and has not caused or permitted the Release (as such term is defined in this Section 6.01(f)(vi)) of any Hazardous Substance on or off the site of any property of Titan. The term "Hazardous Substance" shall mean any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substance, as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant, as defined by 42 U.S.C.
          Section 9601(33), and all toxic substances, hazardous materials, or
                                33
<PAAGE>
          other chemical substances regulated by any other law, rule, or regulation. The term "Release" shall have the meaning set forth in 42 U.S.C. (22).

          (g) Contracts and Other Instruments. Section E of the Titan Disclosure Letter contains a true and correct statement of the information required to be contained therein regarding material contracts, agreements, instruments, leases, licenses, arrangements, or understandings with respect to Titan. Titan has furnished to VNI (i) the certificate of incorporation (or other charter document) and by-laws of Titan and all amendments thereto, as presently in effect, certified by the Secretary of such corporation and (ii) the following: (A) true and correct copies of all material contracts, agreements, and instruments referred to in Section E of the Titan Disclosure Letter; (B) true and correct copies of all material leases and licenses referred to in Section B or C of the Titan Disclosure Letter; and (C) true and correct written descriptions of all material supply, distribution, agency, financing, or other arrangements or understandings referred to in Section E of the Titan Disclosure Letter. Titan is not party to any employment agreement with any employee thereof, other than the Employment Agreements. Subject to the transactions contemplated by Section 7.01(q) of this Agreement, to the best of Titan's knowledge, none of Titan or any other party to any such contract, agreement, instrument, lease, or license is now or expects in the future to be in violation or breach of, or in default with respect to complying with, any term thereof, and each such material contract, agreement, instrument, lease, or license is in full force and is (to the best of Titan's knowledge in the case of third parties) the legal, valid, and binding obligation of the parties thereto and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to them in accordance with its terms. Each such material supply, distribution, agency, financing, or other arrangement or understanding is a valid and continuing arrangement or understanding; none of Titan or any other party to any such arrangement or understanding has given notice of termination or taken any action inconsistent with the continuance of such arrangement or understanding; and the execution, delivery, and performance of this Agreement will not prejudice any such arrangement or understanding in any way. Titan enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating. Titan is not party to or bound by any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had or, to the best of Titan's knowledge, may in the future have a material adverse effect on the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Titan and the Surviving Corporation. Titan has not engaged within the last five years in, is engaging in, or intends to engage in any transaction with, or has had within the last five years, now has, or intends to have any contract, agreement, instrument, lease, license, arrangement, or understanding with, any stockholder of Titan, any director, officer, or employee of Titan (except for employment agreements listed in Section E of the Titan Disclosure Letter and employment and compensation arrangements described in Section F of the Titan Disclosure Letter and contracts with individuals to be named director following the Effective Time), any relative or affiliate of any stockholder of Titan, any such director, officer, or employee, or any other corporation or enterprise in which any stockholder of Titan, any such director, officer, or employee, or any such relative or affiliate then had or now has a 5% or greater equity or voting or other substantial interest, other than those listed and so specified in Section E of the Titan Disclosure Letter. The stock ledgers and stock transfer books and the minute book records of Titan relating to all issuances and transfers of stock by Titan and all proceedings of the stockholders and the Board of Directors and committees thereof of Titan since their respective incorporations made available to VNI's counsel are the original stock ledgers and stock transfer books and minute book records of Titan or exact copies thereof. Titan is not in violation or breach of, or in default with respect to, any term of its certificate of incorporation (or other charter document) or by-laws.

          (h)  Pension Plans; Employees.

               (i) Titan does not have, or contribute to, any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or has any obligation to, or customary arrangement with, employees for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund, or other benefits, whether oral or written, except as set forth in Section F of the Titan Disclosure Letter. Titan has furnished to VNI: (A) true and correct copies, of all documents evidencing plans, obligations, or arrangements referred to in Section F of the Titan Disclosure Letter (or true and correct written summaries of such plans, obligations, or arrangements to the extent not evidenced by documents) and true and correct copies, so initialed, of all documents evidencing trusts, summary plan descriptions, and any other summaries or descriptions relating to any such plans; (B) the two most recent annual reports (Form 5500's), if any, including all schedules thereto and the most recent annual and periodic accounting of related plan assets with respect to each Employee Benefit Plan;
          (C) the two most recent actuarial valuations with respect to each Pension Plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA; and (D) the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Plan.

               (ii) If any Employee Benefit Plan of Titan were to be terminated on the day prior to the Effective Time, (A) no liability under Title IV of ERISA would be incurred by Titan or the Surviving Corporation and (B) all Accrued Benefits (as defined in this Section 6.01(h)(ii)) to such day prior to the Effective Time (whether or not vested) would be fully funded in accordance with the assumptions contained in the regulations of the Pension Benefit Guaranty Corporation governing the funding of terminated defined benefit plans. For purposes of the preceding sentence and this Section 6.02(h)(ii), "Accrued Benefits" shall include the value of disability, pre-retirement, and death benefits, and all supplements, subsidized, ancillary, and optional forms of benefits. All Accrued Liabilities (for contributions or otherwise) (as defined in this Section 6.01(h)(ii)) of Titan as of the Effective Time to each Employee Benefit Plan and with respect to each obligation to, or customary arrangement with, employees for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund, or other benefits, whether oral or written, have been paid or accrued for all periods ending prior to the Effective Time and no payment to any Employee Benefit Plan or with respect to any such obligation or arrangement since the Last Titan Balance Sheet Date has been disproportionately large compared to prior payments. For purposes of the preceding sentence and this Section 6.02(h)(ii), "Accrued Liabilities" shall include a pro rata contribution to each Employee Benefit Plan or with respect to each such obligation or arrangement for that portion of a plan year or other applicable period which commences prior to, and ends after, the Effective Time, and Accrued Liabilities for any portion of a plan year or other applicable period shall be determined by multiplying the liability for the entire such year or period by a fraction, the numerator of which is the number of days preceding the Effective Time in such year or period and the denominator of which is the number of days in such year or period, as the case may be.

               (iii) There has been no violation of the reporting and disclosure requirements imposed either under ERISA or the Code for which a penalty has been or may be imposed with respect to any Employee Benefit Plan of Titan. There has been no breach of fiduciary duty or responsibility with respect to any Employee Benefit Plan of Titan. No Employee Benefit Plan of Titan or related trust has any liability of any nature, accrued or contingent, including without limitation liabilities for Taxes, other than for routine payments to be made in due course to participants and beneficiaries, except as set forth in Section F of the Titan Disclosure Letter. Titan does not have any formal plan or commitment, whether or not legally binding, to create any additional or modify any existing Employee Benefit Plan or benefit obligation or arrangement described in Section 6.01(h)(i). Each Employee Benefit Plan of Titan which is a group health plan within the meaning of Section 5000(b)(1) of the Code is and has been maintained in full compliance with the applicable requirements of
          Section 4980B of the Code. Other than the health care continuation requirements of Section 4980B of the Code, Titan does not have any obligation to provide post-retirement medical benefits or life insurance coverage or any deferred compensation benefits to any present or former employees. There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or (to the best of Titan's knowledge) in prospect (or any basis therefor known to Titan) with respect to any Employee Benefit Plan of Titan or related trust or with respect to any fiduciary, administrator, or sponsor (in its capacity as such) of any Employee Benefit Plan. No Employee Benefit Plan of Titan or related trust and no such obligation or arrangement is in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree, which violation or default would have a material adverse effect thereon nor is Titan, any Employee Benefit Plan of Titan, or any related trust required to take any action in order to avoid any such violation or default. No event has occurred, is (to the best of Titan's knowledge) threatened or about to occur which would constitute a prohibited transaction under Section 406 of ERISA.

               (iv) Each Pension Plan maintained for the employees of Titan has been qualified, from its inception, under Section 401(a) of the Code and any related trust has been an exempt trust for such period under Section 501 of the Code. Each Pension Plan has been operated in accordance with its terms. No Pension Plan which is subject to Title IV of ERISA has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code. No investigation or review by the Internal Revenue Service is currently pending or (to the knowledge of Titan) is contemplated in which the Internal Revenue Service has asserted or may assert that any Pension Plan is not qualified under Section 401(a) of the Code or that any related trust is not exempt under Section 501 of the Code. Neither Titan, nor any organization to which Titan is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has divested itself of any entity maintaining or with an obligation to contribute to any Pension Plan which had an "amount of unfunded benefit liabilities," as defined in Section 4001(a)(18) of ERISA, at the time of such divestiture. No assessment of any federal taxes with respect to any Employee Benefit Plan of Titan has been made or (to the knowledge of Titan) is contemplated against Titan, or any related trust of any Pension Plan of Titan and nothing has occurred which would result in the assessment of unrelated business taxable income under the Code with respect to any Employee Benefit Plan of Titan. Form 5500's have been timely filed with respect to all Pension Plans of Titan. No event has occurred or (to the knowledge of Titan) is threatened or about to occur which would constitute a reportable event within the meaning of Section 4043(b) of ERISA. No notice of termination has been filed by the plan administrator pursuant to Section 4041 of ERISA or issued by the Pension Benefit Guaranty Corporation pursuant to Section 4042 of ERISA with respect to any Pension Plan of Titan.

               (v) Titan does not currently contribute to and since September 16, 1980 has not effectuated either a complete or partial withdrawal from any multiemployer Pension Plan within the meaning of Section 3(37) of ERISA.

               (vi) Section F of the Titan Disclosure Letter contains a true and correct statement of the names, relationship with Titan, present rates of compensation (whether in the form of salary, bonuses, commissions, or other supplemental compensation now or hereafter payable), and aggregate compensation for the fiscal year ended December 31, 2001 of (A) each director, officer, or other employee of Titan whose aggregate compensation for the fiscal year ended December 31, 2001 exceeded US$100,000 or whose aggregate compensation presently exceeds the rate of US$100,000 per annum and (B) all sales agents, dealers, or distributors of Titan.

          Since December 31, 2001, Titan has not changed the rate of compensation of any of its directors, officers, employees, agents, dealers, or distributors, nor has any Employee Benefit Plan or program of Titan been instituted or amended to increase benefits thereunder. There is no contract, agreement, plan, arrangement, or understanding covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by Titan by reason of Section 280G of the Code.

          (i) Patents, Trademarks, Et Cetera. Titan does not own or have pending, and is not licensed or otherwise permitted to use, any material patent, patent application, trademark, trademark application, tradename, service mark, copyright, copyright application, franchise, trade secret, computer program (in object or source code form or otherwise), or other intangible property or asset (collectively, "Intangibles"), other than as described in Section C of the Titan Disclosure Letter. Each Intangible is validly issued and is currently in force and uncontested in all jurisdictions in which it is used or in which such use is contemplated. Section C of the Titan Disclosure Letter contains a true and correct listing of: (i) all Intangibles which are owned (either in whole or in part), used by, or licensed to Titan or which otherwise relate to the businesses of Titan, and a description of each such Intangible which identifies its owner, registrant, or applicant; (ii) all contracts, agreements, instruments, leases, and licenses and identification of all parties thereto under which Titan owns or uses any Intangible (whether or not under license from third parties), together with the identification of the owner, registrant, or applicant of each such Intangible; (iii) all contracts, agreements, instruments, leases, and licenses and identification of all parties thereto under which Titan grants the right to use any Intangible; and (iv) all validity, infringement, right-to-use, or other opinions of counsel (whether in-house or outside) which concern the validity, infringement, or enforceability of any Intangible owned or controlled by a party other than Titan which relates to the businesses, properties, or assets of Titan. Except as specified in Section C of the Titan Disclosure Letter: (v) Titan is the sole and exclusive owner or licensee of, and (other than those licensed by Titan to a third party) has the right to use, all Intangibles; (vi) no Intangible is subject to any order, judgment, decree, contract, agreement, instrument, lease, or license restricting the scope of the use thereof; (vii) during the last five years, Titan has not been charged with, and has not charged others with, unfair competition, infringement of any Intangible, or wrongful use of confidential information, trade secrets, or secret processes; and (viii) Titan is not using any patentable invention, confidential information, trade secret, or secret process of others. There is no right under any Intangible necessary to the businesses of Titan as presently conducted or as it contemplates conducting, except such as are so designated in Section C of the Titan Disclosure Letter. Titan has not infringed, is not infringing, and has not received notice of infringement in respect of the Intangibles or asserted Intangibles of others, nor has Titan been advised by counsel or others that it is infringing or may infringe the Intangibles or asserted Intangibles of others if any currently contemplated business activity is effectuated. To the knowledge of Titan, there is no infringement by others of Intangibles of Titan. As far as Titan can foresee, there is no Intangible or asserted Intangible of others which may materially adversely affect the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Titan.
All contracts, agreements, instruments, leases, and licenses pertaining to Intangibles to which Titan is a party, or to which any of its businesses, properties, or assets are subject, are in compliance with all laws, rules, regulations, orders, judgments, and decrees binding on Titan or to which any of its businesses, properties, or assets are subject. "Titan" is the only mark, design, or name used by Titan to identify, respectively, its products, businesses, or services. Neither any stockholder of Titan, any director, officer, or employee of Titan, any relative or affiliate of any stockholder of Titan or any such director, officer, or employee, nor any other corporation or enterprise in which any stockholder of Titan, any such director, officer, or employee, or any such relative or affiliate had or now has a 5% or greater equity or voting or other substantial interest, possesses any Intangible which relates to the businesses of Titan.

          (j) Questionable Payments. Neither Titan, nor any director, officer, agent, employee, or other person associated with, or acting on behalf of, Titan, nor any stockholder of Titan has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

          (k) Authority to Merge. Titan has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of Titan have been duly taken to authorize the execution, delivery, and performance of this Agreement by Titan, other than approval of the holders of the requisite number of shares of Titan Common Stock. This Agreement has been duly authorized, executed, and delivered by Titan, constitutes the legal, valid, and binding obligation of Titan, and is enforceable as to Titan in accordance with its terms. Except as otherwise set forth in this Agreement, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by Titan for the execution, delivery, or performance of this Agreement by Titan. No consent of any party to any material contract, agreement, instrument, lease, license, arrangement, or understanding to which Titan is a party, or to which its or any of its businesses, properties, or assets are subject, is required for the execution, delivery, or performance of this Agreement (except such consents referred to in Section E of the Titan Disclosure Letter); and the execution, delivery, and performance of this Agreement will not (if the consents referred to in Section E of the Titan Disclosure Letter are obtained prior to the Effective Time) violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to receive rights or privileges that such party was not entitled to receive immediately before this Agreement was executed under, or create any obligation on the part of Titan or the Surviving Corporation to which it was not subject immediately before this Agreement was executed under, any term of any such material contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation (or other charter document) or by-laws of Titan, or (if the provisions of this Agreement are satisfied) violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on Titan or to which any of its businesses, properties, or assets are subject. Except as set forth in Section J of the Titan Disclosure Letter, neither Titan nor any of its officers, directors, employees, or agents has employed any broker or finder or incurred any liability for any fee, commission, or other compensation payable by any person on account of alleged employment as a broker or finder, or alleged performance of services as a broker or finder, in connection with or as a result of this Agreement, the Merger, or the other transactions contemplated by this Agreement. At the

Effective Time, the Surviving Corporation will have good and marketable title in fee simple absolute to all the real properties and good title to all other properties and assets used in the business of Titan or owned by Titan (except real and other properties and assets held pursuant to leases or licenses described in Sections B and C of the Titan Disclosure Letter), free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances (except those listed in Section D of the Titan Disclosure Letter).

          (l) Insurance. All policies of fire and other insurance against casualty and other losses and public liability insurance carried by Titan are described in Section I of the Titan Disclosure Letter (including the risks covered and limits of such policies) and are in full force and effect. A full and complete copy of each such insurance policy has been provided to VNI, and such policies are summarized in Section I of the Titan Disclosure Letter. All premiums in respect of such policies for which premium notices have been received have been paid in full as the same become due and payable. Titan hase not failed to give any notice or present any claim under any insurance policy in due and timely fashion. There are no actual claims or claims threatened in writing against Titan which could come within the scope of such coverage nor are any such policies currently threatened with cancellation. There are no outstanding requirements or recommendations by any insurance company that issued a policy with respect to any of the assets, the businesses, or operations of Titan or by any Board of Fire Underwriters or other body exercising similar functions or by any governmental authority requiring or recommending any repairs or other work to be done on, or with respect to, any of the assets of Titan or requiring or recommending any equipment or facilities to be installed on any premises from which the respective businesses of Titan is conducted or in connection with any of the respective assets thereof. Titan does not have any knowledge of any material proposed increase in applicable insurance rates or of any conditions or circumstances applicable to the businesses thereof which might result in such increases. No such policy is terminable by virtue of the transactions contemplated by this Agreement.

          (m) Business Conducted in No Other Name. All business of Titan has been conducted in its and for their benefit and there are no parties related or affiliated with Titan, either directly or indirectly, which are competing for the business of Titan. Titan conducts business in the following name: "Titan".

          (n) Customers and Suppliers. Other than in the ordinary course of business, there has been no termination or cancellation of any relationship between Titan and any material supplier, or any customer or group of customers which, individually or in the aggregate, represented more than five percent of the gross revenues of Titan taken as a whole during the fiscal year ended December 31, 2001, nor is there any reason to believe that any such terminations of such magnitudes are pending or threatened.

          (o) Completeness of Disclosure. No representation or warranty by Titan in this Agreement contains, or at the Effective Time will contain, an untrue statement of material fact or omits or at the Effective Time will omit to state a material fact required to be stated therein or necessary to make the statements made not misleading. Notwithstanding the foregoing, such representations and warranties by Titan shall be deemed to comply with, and not be in breach or contravention of, or in default with respect to the immediately preceding sentence to the extent that such representations and warranties shall at the Effective Time be untrue in any material respect or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading as a result of any transaction contemplated hereby or in connection herewith.

     Section 6.02 Certain Representations and Warranties of VNI and Acquisition VNI and Acquisition each represents and warrants to Titan as follows:

          (a) Organization and Qualification. VNI owns all the outstanding shares of capital stock of Acquisition. Other than Acquisition, neither VNI nor Acquisition has a subsidiary or affiliate corporation or owns any interest in any other enterprise (whether or not such enterprise is a corporation). Section A of the letter, of even date herewith (the "VNI Disclosure Letter") also correctly sets forth as to VNI and as to Acquisition its place of incorporation, principal place of business, and the jurisdictions in which it is qualified to do business. Each of VNI and Acquisition is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the businesses in which it is now engaged and the businesses in which it contemplates engaging. Each of VNI and Acquisition is duly qualified to transact the businesses in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its businesses makes such qualification necessary.

          (b) Capitalization. The authorized capital stock of VNI consists of 950,000,000 shares of VNI Common Stock, of which 99,211 shares are outstanding. Each of such outstanding shares of VNI Common Stock and each outstanding share of capital stock of Acquisition is validly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive or similar right of stockholders and by the owner set forth in Section A of the VNI Disclosure Letter in the case of VNI, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts. Except as described in Section A of the VNI Disclosure Letter, there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of VNI or of Acquisition or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of VNI or of Acquisition. Except as described in Section A of the VNI Disclosure Letter, there is outstanding no security or other instrument convertible into or exchangeable for capital stock of VNI or of Acquisition.

          (c) Financial Condition. VNI has filed with the SEC true and correct copies of the following: audited balance sheets of VNI as of June 30, 2000, 2001, and 2002, and audited statements of income, statements of stockholders' equity, and statements of cash flows of VNI for the years ended June 30, 2001 and 2002. Each such balance sheet presents fairly the financial condition, assets, liabilities, and stockholders' equity of VNI and Acquisition as of its date; each such statement of income and statement of stockholders' equity presents fairly the results of operations of VNI and Acquisition for the period indicated; and each such statement of cash flows presents fairly the information purported to be shown therein. The financial statements referred to in this Section 6.02(c) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and are in accordance with the books and records of VNI and Acquisition. Since June 30, 2002:

               (i) There has at no time been a material adverse change in the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of VNI or Acquisition.

               (ii) Neither VNI nor Acquisition has authorized, declared, paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any stock of VNI or Acquisition.

               (iii) The operations and businesses of VNI and Acquisition have been conducted in all respects only in the ordinary course, except as discussed in filings made by VNI with the SEC listed in
          Section I of the VNI Disclosure Letter.

There is no fact known to VNI or Acquisition which materially adversely affects or in the future (as far as VNI or Acquisition can reasonably foresee) may materially adversely affect the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of VNI or of Acquisition; provided, however, that VNI and Acquisition express no opinion as to political or economic matters of general applicability. VNI and Acquisition have made known, or caused to be made known, to the accountant or auditors who have prepared, reviewed, or audited the aforementioned financial statements all material facts and circumstances which could affect the preparation, presentation, accuracy, or completeness thereof.

          (d) Tax and Other Liabilities. Neither VNI nor Acquisition has any material liability of any nature, accrued or contingent, including without limitation liabilities for Taxes and liabilities to customers or suppliers, other than the following:

               (A) Liabilities for which full provision has been made on the consolidated balance sheet and the notes thereto (the "Last VNI Balance Sheet") as of June 30, 2002 (the "Last VNI Balance Sheet Date") referred to in Section 6.02(c);

               (B) Other liabilities arising since the Last VNI Balance Sheet Date and prior to the Effective Time in the ordinary course of business (which shall not include liabilities to customers on account of defective products or services) which are not inconsistent with the representations and warranties of VNI or any other provision of this Agreement; and

               (C)  The items described in Section H of the VNI Disclosure
          Letter.

Without limiting the generality of the foregoing, the amounts set up as provisions for Taxes on the Last VNI Balance Sheet are sufficient for all accrued and unpaid Taxes of VNI and Acquisition, whether or not due and payable and whether or not disputed, under tax laws, as in effect on the Last VNI Balance Sheet Date or now in effect, for the period ended on such date and for all fiscal periods prior thereto. The execution, delivery, and performance of this Agreement by VNI and Acquisition will not cause any Taxes to be payable other than by the stockholders of Titan or cause any lien, charge, or encumbrance to secure any Taxes to be created either immediately or upon the nonpayment of any Tax other than on the properties or assets of the stockholders of Titan. Subject to Section H of the VNI Disclosure Letter, the Internal Revenue Service has audited and settled or the statute of limitations has run upon all federal income tax returns of VNI and Acquisition for all taxable years up to and including the taxable year ended June 30, 2002. Each of VNI and Acquisition has filed all federal, state, local, and foreign tax returns required to be filed by it; has delivered to Titan a true and correct copy of each such return which was filed in the past six years; has paid (or has established on the Last VNI Balance Sheet a reserve for) all Taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, income, or franchises which are due and payable; and has delivered to Titan a true and correct copy of any report as to adjustments received by it from any taxing authority during the past six years and a statement as to any litigation, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect with respect to any such report or the subject matter of such report.

          (e) Litigation and Claims. Except as described in Section G of the VNI Disclosure Letter, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, to the best of VNI's knowledge, threatened, or in prospect (or any basis therefor known to VNI or Acquisition) with respect to VNI or Acquisition or any of their respective businesses, properties, or assets. Neither VNI nor Acquisition is affected by any present or threatened strike or other labor disturbance nor to the knowledge of VNI or Acquisition is any union attempting to represent any employee of VNI or of Acquisition as collective bargaining agent. Neither VNI nor Acquisition is in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree which violation or default would have a material adverse effect on VNI or Acquisition; nor is VNI or Acquisition required to take any action in order to avoid such violation or default.

          (f) Properties. Neither VNI nor Acquisitions owns any real property. VNI and Acquisition has good title to all personal properties and assets material to VNI and Acquisition taken as a whole and used in their businesses or owned by them (except real and other properties and assets material to VNI and Acquisition taken as a whole as are held pursuant to leases or licenses described in Section B or C of the VNI Disclosure Letter), free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances (except such as are listed in Section D of the VNI Disclosure Letter).

               (i) Attached as Section B of the VNI Disclosure Letter is a true and complete list of all tangible properties and assets owned by VNI and Acquisition or leased or licensed by VNI or by Acquisition from or to a third party (including inventory but not including Intangibles), and with respect to such properties and assets leased or licensed by VNI or by Acquisition from or to a third party, a description of such lease or license. All such properties and assets (including Intangibles) owned by VNI or by Acquisition are reflected on the Last VNI Balance Sheet (except for acquisitions subsequent to the Last VNI Balance Sheet Date and prior to the Effective Time which are either noted in Section B or C of the VNI Disclosure Letter or are approved in writing by Titan). All tangible properties and assets owned by VNI or by Acquisition or leased or licensed by VNI or by Acquisition from or to a third party are in good and usable condition (reasonable wear and tear which is not such as to affect adversely the operation of the businesses of VNI or of Acquisition excepted).

               (ii) To the best of VNI's knowledge, no real property leased or licensed by VNI or by Acquisition from or to a third party lies in an area which is, or will be, subject to zoning, use, or building code restrictions which would prohibit, and, to the best of VNI's knowledge, no state of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, or licensing of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, or licensing of such real property in the businesses in which VNI or Acquisition is now engaged or the businesses in which they contemplate engaging.

               (iii) The properties and assets (including Intangibles) owned by VNI and Acquisition (other than those leased or licensed by VNI or Acquisition to a third party) or leased or licensed by VNI or Acquisition from a third party constitute all such properties and assets which are necessary to the businesses of VNI or Acquisition as presently conducted.

               (iv) Neither VNI nor Acquisition has caused or permitted their respective businesses, properties, or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process any Hazardous Substance except in compliance with all applicable laws, rules, regulations, orders, judgments, and decrees, and has not caused or permitted the Release of any Hazardous Substance on or off the site of any property of VNI or Acquisition.

          (g) Contracts and Other Instruments. Section D of the VNI Disclosure Letter contains a true and correct statement of the information required to be contained therein regarding material contracts, agreements, instruments, leases, licenses, arrangements, or understandings with respect to VNI and Acquisition, identifying whether the matter disclosed therein relates to VNI or to Acquisition. VNI has filed with the SEC or furnished to Titan
(i) the certificate of incorporation (or other charter document) and by-laws of VNI and Acquisition and all amendments thereto, as presently in effect, and
(ii) the following: (A) true and correct copies of all material contracts, agreements, and instruments referred to in Section D of the VNI Disclosure Letter; (B) true and correct copies of all material leases and licenses referred to in Section B or C of the VNI Disclosure Letter; and (C) true and correct written descriptions of all material supply, distribution, agency, financing, or other arrangements or understandings referred to in Section D of the VNI Disclosure Letter. To the best of VNI's knowledge, neither VNI nor Acquisition nor (to the knowledge of VNI or Acquisition) any other party to any such material contract, agreement, instrument, lease, or license is now or expects in the future to be in violation or breach of, or in default with respect to complying with, any term thereof, and each such material contract, agreement, instrument, lease, or license is in full force and is (to the best of VNI's knowledge in the case of third parties) the legal, valid, and binding obligation of the parties thereto and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to them in accordance with its respective terms. Each such material supply, distribution, agency, financing, or other arrangement or understanding is a valid and continuing arrangement or understanding; neither VNI, Acquisition, nor any other party to any such arrangement or understanding has given notice of termination or taken any action inconsistent with the continuance of such arrangement or understanding;

and the execution, delivery, and performance of this Agreement will not prejudice any such arrangement or understanding in any way. Each of VNI and Acquisition enjoys peaceful and undisturbed possession under all material leases and licenses under which it is operating. Neither VNI nor Acquisition is party to or bound by any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had or (to the knowledge of VNI or Acquisition) may in the future have a material adverse effect on the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of VNI or of Acquisition or of the Surviving Corporation. Neither VNI nor Acquisition has engaged within the last five years in, is engaging in, or intends to engage in any transaction with, or has had within the last five years, now has, or intends to have any material contract, agreement, instrument, lease, license, arrangement, or understanding with, any stockholder of VNI, any director, officer, or employee of VNI or of Acquisition (except for employment agreements listed in Section D of the VNI Disclosure Letter and employment and compensation arrangements described in Section E of the VNI Disclosure Letter), any relative or affiliate of any stockholder of VNI or of any such director, officer, or employee, or any other corporation or enterprise in which any stockholder of VNI, any such director, officer, or employee, or any such relative or affiliate then had or now has a 5% or greater equity or voting or other substantial interest, other than those listed and so specified in Section D of the VNI Disclosure Letter. The stock ledgers and stock transfer books relating to all issuances and transfers of stock by VNI and Acquisition and the minute book records of VNI and Acquisition and all proceedings of the stockholders and the Board of Directors and committees thereof of VNI and Acquisition since their respective incorporations made available to Titan's counsel are the original stock ledgers and stock transfer books and minute book records of VNI and Acquisition or exact copies thereof. Neither VNI nor Acquisition is in violation or breach of, or in default with respect to, any term of its certificate of incorporation (or other charter document) or by-laws.
                                54
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          (h)  Employees.

               (i) Neither VNI nor Acquisition has, or contributes to, any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan, or has any obligation to, or customary arrangement with, employees for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund, or other benefits, whether oral or written, except in the ordinary course of business or as set forth in Section E of the VNI Disclosure Letter. VNI has filed with the SEC or furnished to
          Titan: (A) true and correct copies of all documents evidencing plans, obligations, or arrangements referred to in Section E of the VNI Disclosure Letter (or true and correct written summaries of such plans, obligations, or arrangements to the extent not evidenced by documents) and true and correct copies of all documents evidencing trusts, summary plan descriptions, and any other summaries or descriptions relating to any such plans; and
          (B) the two most recent annual reports (Form 5500's), if any, including all schedules thereto and the most recent annual and periodic accounting of related plan assets with respect to each Employee Benefit Plan of VNI or Acquisition. Neither VNI nor Acquisition maintains, or contributes to, any Pension Plan.

               (ii) If any Employee Benefit Plan of VNI or of Acquisition were to be terminated on the day prior to the Effective Time, (A) no liability under Title IV of ERISA would be incurred by VNI or

          Acquisition and (B) all Accrued Benefits to such day prior to the Effective Time (whether or not vested) would be fully funded in accordance with the assumptions contained in the regulations of the Pension Benefit Guaranty Corporation governing the funding of terminated defined benefit plans. All Accrued Liabilities (for contributions or otherwise) of VNI or Acquisition as of the Effective Time to each Employee Benefit Plan of VNI or Acquisition and with respect to each obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund, or other benefits, whether oral or written, have been paid or accrued for all periods ending prior to the Effective Time and no payment to any Employee Benefit Plan of VNI or Acquisition or with respect to any such obligation or arrangement since the Last VNI Balance Sheet Date has been disproportionately large compared to prior payments.

               (iii) There has been no violation of the reporting and disclosure requirements imposed either under ERISA or the Code for which a penalty has been or may be imposed with respect to any Employee Benefit Plan of VNI or of Acquisition. There has been no breach of fiduciary duty or responsibility with respect to any Employee Benefit Plan of VNI or Acquisition. No Employee Benefit Plan of VNI or Acquisition or related trust has any liability of any nature, accrued or contingent, including without limitation liabilities for Taxes, other than for routine payments to be made in due course to participants and beneficiaries, except as set forth in Section E of the VNI Disclosure Letter. Neither VNI nor Acquisition has any formal plan or commitment to create any additional or modify any existing Employee Benefit Plan of VNI or Acquisition or benefit obligation or arrangement described in
          Section 6.02(h)(i). Each Employee Benefit Plan of VNI or Acquisition which is a group health plan within the meaning of
          Section 5000(b)(1) of the Code is and has been maintained in full compliance with the applicable requirements of Section 4980B of the Code. Other than the health care continuation requirements of
          Section 4980B of the Code, neither VNI nor Acquisition has any obligation to provide post-retirement medical benefits or life insurance coverage or any deferred compensation benefits to any present or former employees. There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or (to the best of VNI's knowledge) in prospect (or any basis therefor known to VNI or Acquisition) with respect to any Employee Benefit Plan or related trust of VNI or Acquisition or with respect to any fiduciary, administrator, or sponsor (in its capacity as such) of any such Employee Benefit Plan. No Employee Benefit Plan of VNI or Acquisition or related trust and no such obligation or arrangement is in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree nor is VNI, Acquisition, any Employee Benefit Plan of VNI or Acquisition, or any related trust required to take any action in order to avoid violation or default. No event has occurred or (to the knowledge of VNI or Acquisition) is threatened or about to occur which would constitute a prohibited transaction under Section 406 of ERISA.

               (iv) No assessment of any federal taxes with respect to any Employee Benefit Plan of VNI or Acquisition has been made or (to the knowledge of VNI or Acquisition) is contemplated against VNI, Acquisition, or any related trust and nothing has occurred which would result in the assessment of unrelated business taxable income under the Code with respect to any Employee Benefit Plan of VNI or Acquisition. No event has occurred or (to the knowledge of VNI or Acquisition) is threatened or about to occur which would constitute a reportable event within the meaning of Section 4043(b) of ERISA.

               (v) Neither VNI nor Acquisition currently contributes to, or since September 26, 1980 has effectuated, either a complete or partial withdrawal from any multiemployer Pension Plan within the meaning of Section 3(37) of ERISA.

               (vi) Section E of the VNI Disclosure Letter contains a true and correct statement of the names, relationship with VNI or Acquisition, present rates of compensation (whether in the form of salary, bonuses, commissions, or other supplemental compensation now or hereafter payable), and aggregate compensation for the fiscal year ended June 30, 2001 of (A) each director, officer, or other employee of VNI or of Acquisition whose aggregate compensation for the fiscal year ended June 30, 2001 exceeded $10,000 or whose aggregate compensation presently exceeds the rate of US$10,000 per annum and (B) all sales agents, dealers, or distributors of VNI or of Acquisition. Since June 30, 2001, neither VNI nor Acquisition has changed the rate of compensation of any of its directors, officers, employees, agents, dealers, or distributors, nor has any Employee Benefit Plan or program been instituted or amended to increase benefits thereunder. There is no contract, agreement, plan, arrangement, or understanding covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by VNI or Acquisition by reason of Section 280G of the Code.

          (i) Patents, Trademarks, Et Cetera. Neither VNI nor Acquisition owns or has pending, or is licensed or otherwise permitted to use, any material Intangibles, other than as described in Section C of the VNI Disclosure Letter. Each Intangible is validly issued and is currently in force and uncontested in all jurisdictions in which it is used or in which such use is contemplated. Section C of the VNI Disclosure Letter contains a true and correct listing of: (i) all Intangibles which are owned (either in whole or in part), used by, or licensed to VNI or Acquisition or which otherwise relate to the businesses of VNI or Acquisition, and a description of each such Intangible which identifies its owner, registrant, or applicant;
(ii) all contracts, agreements, instruments, leases, and licenses and identification of all parties thereto under which VNI or Acquisition owns or uses any Intangible (whether or not under license from third parties), together with the identification of the owner, registrant, or applicant of each such Intangible; (iii) all contracts, agreements, instruments, leases, and licenses and identification of all parties thereto under which VNI or Acquisition grants the right to use any Intangible; and (iv) all validity, infringement, right-to-use, or other opinions of counsel (whether in-house or outside) which concern the validity, infringement, or enforceability of any Intangible owned or controlled by a party other than VNI or Acquisition which relates to the businesses, properties, or assets of VNI or Acquisition.
Except as specified in Section C of the VNI Disclosure Letter, to the

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
knowledge of VNI: (v) VNI or Acquisition, as the case may be, is the sole and exclusive owner or licensee of, and (other than those exclusively licensed by VNI or Acquisition to a third party) has the right to use, all Intangibles;
(vi) no Intangible is subject to any order, judgment, decree, contract, agreement, instrument, lease, or license restricting the scope of the use thereof; (vii) during the last five years, neither VNI nor Acquisition has been charged with, or has charged others with, unfair competition, infringement of any Intangible, or wrongful use of confidential information, trade secrets, or secret processes; and (viii) neither VNI nor Acquisition is using any patentable invention, confidential information, trade secret, or secret process of others. There is no right under any Intangible necessary to the businesses of VNI or of Acquisition as presently conducted or as they contemplate conducting, except such as are so designated in Section C of the VNI Disclosure Letter. Except as described in Section C of the VNI Disclosure Letter, neither VNI nor Acquisition has infringed, is infringing, or has received notice of infringement in respect of the Intangibles or asserted Intangibles of others, nor has VNI or Acquisition been advised by counsel or others that it is infringing or may infringe the Intangibles or asserted Intangibles of others if any currently contemplated business activity is effectuated. To the knowledge of VNI or Acquisition there is no infringement by others of Intangibles of VNI or Acquisition. As far as VNI or Acquisition can reasonably foresee, there is no Intangible or asserted Intangible of others which may materially adversely affect the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of VNI or of Acquisition. All material contracts, agreements, instruments, leases, and licenses pertaining to Intangibles to which VNI or Acquisition is a party, or to which any of their respective businesses, properties, or assets are subject, are in compliance in all material respects with all laws, rules, regulations, orders, judgments, and decrees binding on VNI or Acquisition or to which any of their respective businesses, properties,
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
or assets are subject. VNI or Acquisition has reserved the corporate "dba" fictitious name "Titan General Holdings, Inc." in the states of Nevada and Utah and intends to use such name to identify, respectively, its products, businesses, or services following the Effective Time. Neither any stockholder of VNI, any director, officer, or employee of VNI or of Acquisition, any relative or affiliate of any stockholder of VNI, any such director, officer, or employee, nor any other corporation or enterprise in which any stockholder of VNI, any such director, officer, or employee, or any such relative or affiliate had or now has a 5% or greater equity or voting or other substantial interest, possesses any Intangible which relates to the businesses of VNI or Acquisition.


          (j) Questionable Payments. Neither VNI, Acquisition, nor any director, officer, agent, employee, or other person associated with, or acting on behalf of, VNI or Acquisition, nor any stockholder of VNI has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

          (k) Authority to Merge. VNI and Acquisition, as applicable, each has all requisite power and authority to execute, deliver, and perform this Agreement, and each of the Employment Agreements (together, the "Transaction Agreements"). All necessary corporate proceedings of VNI or Acquisition have been duly taken to authorize the execution, delivery, and performance of the Transaction Agreements by VNI and Acquisition (other than approval of the holders of the requisite number of shares of VNI Common Stock in the case of this Agreement, if required). This Agreement has been duly authorized, executed, and delivered by VNI and Acquisition, constitutes the legal, valid, and binding obligation of VNI and Acquisition, and is enforceable as to them in accordance with its terms. Each of the Employment Agreements has been duly authorized by Acquisition and, upon the execution and delivery thereof by Acquisition and the satisfaction of the conditions set forth therein, will constitute legal, valid, and binding obligation of the Surviving Corporation enforceable as to it in accordance with its term.
Except as otherwise set forth in this Agreement, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by VNI or Acquisition for the execution, delivery, or performance of this Agreement by VNI or Acquisition. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by VNI or Acquisition for the execution, delivery, or performance of any Employment Agreement by Acquisition. No consent of any party to any material contract, agreement, instrument, lease, license, arrangement, or understanding to which VNI or Acquisition is a party, or to which any of them or any of their respective businesses, properties, or assets are subject, is required for the execution, delivery, or performance of any Transaction Agreement (except such consents referred to in Section D of the VNI Disclosure Letter); and the execution, delivery, and performance of the Transaction Agreements will not (if the consents referred to in Section D of the VNI Disclosure Letter are obtained prior to the Effective Time) violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to receive rights or privileges that such party was not entitled to receive before any such Transaction Agreement was executed under, or create any obligation on the part of VNI or Acquisition to which it was not subject immediately before this Agreement was executed under, any term of any such material contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation (or other charter document) or by-laws of VNI or Acquisition, or (if the provisions of this Agreement are satisfied) violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on VNI or Acquisition or to which any of their respective businesses, properties, or assets are subject, which violation or breach would have a material adverse effect on VNI and Acquisition taken as a whole. Neither VNI, Acquisition, nor any of their respective officers, directors, employees, or agents has employed any broker or finder or incurred any liability for any fee, commission, or other compensation payable by any person on account of alleged employment as a broker or finder, or alleged performance of services as a broker or finder, in connection with or as a result of this Agreement, the Merger, or the other transactions contemplated by this Agreement.

          (l) Status of VNI Common Stock To Be Issued. Assuming without investigation that the shares of Titan Common Stock at the Effective Time will be validly authorized, validly issued, fully paid, and nonassessable, the shares of VNI Common Stock to be issued in the Merger are validly authorized and, when the Merger has become effective and the shares of VNI Common Stock have been duly delivered pursuant to the terms of this Agreement, such shares of VNI Common Stock will be validly issued, fully paid, and nonassessable, and will not be issued or owned or held in violation of any preemptive or similar right of stockholders.
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
          (m) Insurance. All policies of fire and other insurance against casualty and other losses and public liability insurance carried by VNI and Acquisition are described in Section F of the VNI Disclosure Letter (including the risks covered and limits of such policies) and are in full force and effect. All premiums in respect of such policies for which premium notices have been received have been paid in full as the same become due and payable. VNI and Acquisition have not failed to give any notice or present any claim under any insurance policy in due and timely fashion. There are no actual claims or claims threatened in writing against VNI or Acquisition which could come within the scope of such coverage nor are any such policies currently threatened with cancellation. There are no outstanding requirements or recommendations by any insurance company that issued a policy with respect to any of the respective assets, the businesses, or operations of VNI or Acquisition or by any Board of Fire Underwriters or other body exercising similar functions or by any governmental authority requiring or recommending any repairs or other work to be done on, or with respect to, any of the respective assets of VNI or Acquisition or requiring or recommending any equipment or facilities to be installed on any premises from which the respective businesses of VNI or Acquisition is conducted or in connection with any of the respective assets thereof. VNI and Acquisition do not have any knowledge of any material proposed increase in applicable insurance rates or of any conditions or circumstances applicable to the respective businesses thereof which might result in such increases. No such policy is terminable by virtue of the transactions contemplated by this Agreement.

          (n)  Trading Matters.  At the date hereof and at the Effective
Time:
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
               (i) the VNI Common Stock is and shall be included for quotation on the OTC Bulletin Board;

               (ii) VNI has and shall have performed or satisfied all of its undertakings to, and of its obligations and requirements with, the SEC; and

               (iii) VNI is not, and shall not be, in default of any undertaking to, or obligation or requirement with, the OTC Bulletin Board.

          (o)  Reorganization.

               (i) Neither VNI nor Acquisition has taken or agreed to take any action (other than actions contemplated by this Agreement) that could reasonably be expected to prevent the Merger from constituting a "reorganization" under section 368(a) of the Code. VNI is not aware of any agreement, plan, or other circumstance that could reasonably be expected to prevent the Merger from so qualifying.

               (ii) VNI has no plan or intention to liquidate Surviving Corporation following the merger or close Surviving Corporation to sell or otherwise dispose of any assets of Titan acquired in the merger, except for dispositions made in the ordinary course of business or transfers described in section 368(a)(2)(C) of the Code and the Treasury Regulations issued thereunder.

               (iii) VNI has no plan or intention to reacquire, and, to VNI's knowledge, no person related to VNI within the meaning of Treasury Regulations Section 1.368-1. has a plan or intention to acquire, any of the VNI Common Stock issued in the Merger.
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
          (p) Completeness of Disclosure. No representation or warranty by VNI or Acquisition in this Agreement contains or and at the Effective Time will contain an untrue statement of material fact or omits or at the Effective Time will omit to state a material fact required to be stated therein or necessary to make the statements made not misleading.

          (q) Period Reporting. The VNI Common Stock has been registered under Section 12 of the Exchange Act and VNI is subject to the periodic reporting requirements of Section 13 of the Exchange Act. VNI has heretofore provided to Titan true, complete, and correct copies of all forms, reports, schedules, statements, and other documents required to be filed by it under the Exchange Act since at least June 30, 2001 as such documents have been amended since the time of the filing thereof (the "VNI SEC Documents"). The VNI SEC Documents, including, without limitation, any financial statements and schedules included therein, at the time filed or, if subsequently amended, as so amended, (i) did not contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) complied in all respects with the applicable requirements of the Exchange Act and the applicable rules and regulations thereunder. The financial statements included in the VNI SEC Documents complied when filed as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by the rules and regulations of the SEC) and fairly present, subject in the case of the unaudited financial statements, to customary year end audit adjustments, the
                                66
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financial position of VNI and its subsidiaries, if any, as at the dates thereof and the results of its operations and cash flows.

           VII. CONDITIONS; ABANDONMENT AND TERMINATION

     Section 7.01     Right of VNI and Acquisition to Abandon

          VNI's and Acquisition's Boards of Directors shall have the right to abandon or terminate the Merger if any of the following conditions shall not be true or shall not have occurred, as the case may be, as of the specified date or dates:

          (a) Accuracy of Representations and Compliance With Conditions. Subject to Section 6.01(o) hereof, all representations and warranties of Titan contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Effective Time as though such representations and warranties were then made in exactly the same language by Titan and regardless of knowledge or lack thereof on the part of Titan or changes beyond its control; as of the Effective Time Titan shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by it at or before the Effective Time, respectively, by this Agreement; and VNI and Acquisition shall have received a certificate executed by the chief executive officer and the chief financial officer of Titan, dated the Effective Time, to that effect.

          (b) Certificates from Titan. VNI and Acquisition shall have received at the Effective Time certificates executed by the chief executive officer and the chief financial officer of Titan as of such dates, to the effect that they have carefully examined the Periodic Reports, and any amendment or supplement thereto, and, to the best of their knowledge, (i) neither the Periodic Reports, nor any amendment or supplement thereto (A) contains an untrue statement of a material fact or (B) omits to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, provided in each case that such untrue statement or omission relates to information furnished by or on behalf of, or pertaining to, Titan or any Titan security holder, (ii) since the date hereof, no event with respect to Titan or any Titan security holder has occurred which should have been set forth in an amendment to any Periodic Report, or a supplement to any Periodic Report which has not been set forth in such an amendment or supplement, and (iii) any contract, agreement, instrument, lease, or license regarding Titan required to be filed as an exhibit to any Periodic Report has been filed with the SEC as an exhibit to or has been incorporated as an exhibit by reference into such Periodic Report.

          (c) Opinion of Titan's Counsel. VNI and Acquisition shall have received at the date hereof and at the Effective Time, opinion of Reitler Brown LLC, counsel for Titan, dated as of such dates, addressed to VNI and Acquisition, in form attached hereto as Exhibit 7.01(c).

     In giving the foregoing opinions, such counsel may rely on other opinions, may make those assumptions, and may take those qualifications theretofore agreed to by VNI.

          (d) Accountants' Letter. Titan shall have delivered to VNI and Acquisition at the Effective Time, letters from Stonefield Josephson Inc., dated as of those dates, addressed to VNI and Acquisition, in form and substance satisfactory to VNI and Acquisition.

          (e) Other Closing Documents. Titan shall have delivered to VNI and Acquisition at or prior to the Effective Time such other documents (including certificates of officers of Titan) as VNI may reasonably request in order to enable VNI and Acquisition to determine whether the conditions to their obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

          (f) Review of Proceedings. All actions, proceedings, instruments, and documents required by Titan to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of Leonard Burningham, Esq., counsel to VNI and Acquisition, and Titan shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

          (g) Legal Action. At the Effective Time, there shall not be pending any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

          (h) No Governmental Action. There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of VNI, (i) makes this Agreement, the Merger, or any of the other transactions contemplated by this Agreement illegal, (ii) results in a delay in the ability of Titan, VNI, or Acquisition to consummate the Merger or any of the other transactions contemplated by this Agreement beyond December 31, 2002, (iii) requires the divestiture by VNI of a material portion of the business of either VNI and Acquisition taken as a whole, or of Titan, (iv) imposes material limitations on the ability of VNI effectively to exercise full rights of ownership of shares of the Surviving Corporation including the right to vote such shares on all matters properly presented to the stockholders of the Surviving Corporation, or (v) otherwise prohibits, restricts, or delays consummation of the Merger or any of the other transactions contemplated by this Agreement or impairs the contemplated benefits to VNI or Acquisition of this Agreement, the Merger, or any of the other transactions contemplated by this Agreement.

          (i) Trading Matters. If required thereby, the OTC Bulletin Board shall, at or prior to the Effective Time, have approved the inclusion thereon of the VNI Common Stock to be issued in the Merger.

          (j) Governmental Approval. The parties to this Agreement shall have obtained at or prior to the Effective Time all unconditional written approval to this Agreement and to the execution, delivery, and performance of this Agreement by each of them of relevant governmental authorities having jurisdiction over VNI, Acquisition, or Titan or the subject matter of this Agreement.

          (k)  "Blue-Sky" Law Compliance.  At or prior to the Effective
Time, VNI and Acquisition shall have made all filings, and taken all actions, necessary to comply with all applicable "blue-sky" laws with regard to the issuance of VNI Common Stock as contemplated by this Agreement other than the filing of Form D up to 15 days following the Effective Time. Without limiting the generality of the foregoing, any prescribed periods within which a "blue-sky" or securities law administrator may disallow VNI's or Acquisition's notice of reliance on an exemption from such state's requirements, shall have elapsed at or prior to the Effective Time.
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          (l)  Contractual Consents Needed.  The parties to this Agreement shall have obtained at or prior to the Effective Time all consents required for the consummation of the Merger and the other transactions contemplated by this Agreement from any unrelated third party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any of them is a party, or to which any of them or any of their respective businesses, properties, or assets are subject.

          (m) Employment Agreements. Each of the Employment Agreements shall have been duly authorized, executed, and delivered by the parties thereto at or prior to the Effective Time; shall at the Effective Time be in full force, valid, and binding upon the parties thereto; and shall (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) be enforceable by them in accordance with their terms at the Effective Time, and no employee therein at any time from the execution thereof until immediately after the Effective Time shall have been in violation of or in default in complying with any material term thereof.

          (n) Material Adverse Change. There shall not have been any material adverse change in the condition (financial or otherwise), operations, business, assets, liabilities, earnings or prospects of Titan since the date hereof.

          (o) Due Diligence. VNI and Acquisition shall conduct a due diligence review of Titan, including, without limitation, a review of the Titan Disclosure Letter and the documents referenced therein delivered prior to the Effective Time, and shall be reasonably satisfied with the result of such review.
                                71
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          (p)  Financing.  At or prior to the Effective Time, Titan shall have consummated a private offering of shares of Titan Common Stock exempt from registration under Section 5 of the Securities Act to a limited number of "accredited investors" or "sophisticated investors" as those terms are defined in Rule 501 of the Securities and Exchange Commission. The offering price per share of Titan Common Stock shall be $1.50.

          (q)  Asset Contributions.  (i)  At or prior to the Effective
Time, SVPC Partners, LLC, a Delaware limited liability company ("SVPC"), shall have contributed to Titan certain of its assets pursuant to the Contribution Agreement and Assignment and Assumption of Liabilities, substantially in the form of Exhibit 7.01(q)(i) hereto.

               (ii) At or prior to the Effective Time, Louis George shall have contributed to Titan certain pursuant to the Contribution Agreement, Assignment and Assumption of Liabilities, substantially in the form of Exhibit 7.01(q)(ii) hereto.

          (r) Debt Conversion. At or prior to the Effective Time Forest Home Investors I, LLC and Phoenix Business Trust, Lenders of Titan, shall convert certain indebtedness of Titan owed to it (which the principal amount of the date hereof was $10,000.00 and $185,734.60, respectively) into an aggregate of 6,667 shares and 123,823 shares, respectively, of Titan Common Stock.

     Section 7.02     Right of Titan to Abandon

          Titan's Board of Directors shall have the right to abandon or terminate the Merger if any of the following shall not be true or shall not have occurred, as the case may be, as of the specified date or dates:

          (a)  Accuracy of Representations and Compliance With Conditions.
All representations and warranties of VNI and Acquisition contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Effective Time as though such representations and warranties were then made in exactly the same language by VNI and Acquisition and regardless of knowledge or lack thereof on the part of VNI and Acquisition or changes beyond their control; as of the Effective Time, VNI and Acquisition shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by them at or before the Effective Time by this Agreement; and Titan shall have received certificates executed by the chief executive officer and the chief financial officer of VNI and the chief executive officer and the chief financial officer of Acquisition, dated the Effective Time, to that effect.

          (b) Certificates from VNI and Acquisition. Titan shall have received at the Effective Time, certificates executed by the chief executive officer and the chief financial officer of VNI and the chief executive officer and the chief financial officer of Acquisition, dated as of such dates, to the effect that they have carefully examined the Periodic Reports, and any amendment or supplement thereto, and, to the best of their knowledge, (i) neither any Periodic Report, nor any amendment or supplement thereto (A) contains an untrue statement of a material fact or (B) omits to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, provided in each case that such untrue statement or omission relates to information furnished by or on behalf of, or pertaining to, VNI, Acquisition, or any VNI security holder, (ii) since the date of the filing of any Periodic Report, no event with respect to VNI, Acquisition, or any VNI security holder has occurred which should have been set forth in an amendment or a supplement to such Periodic Report which has not been set forth in such an amendment or supplement, and (iii) any contract, agreement, instrument, lease, or license regarding VNI or Acquisition required to be filed as an exhibit to any Periodic Report has been filed as an exhibit to or has been incorporated as an exhibit by reference into such Periodic Report.

          (c) Opinion of VNI's and Acquisition's Counsel. Titan shall have received at the date hereof and at the Effective Time opinions of Leonard Burningham, Esq., counsel to VNI and Acquisition, dated as of such dates, addressed to Titan, in the form attached hereto as Exhibit 7.02(c).

          In giving such opinion, Leonard Burningham, Esq. may rely upon those matters, may rely on other opinions, may make those assumptions, and may take those qualifications heretofore agreed to by Titan.

          (d) Other Closing Documents. VNI and Acquisition shall have delivered to Titan at or prior to the Effective Time such other documents (including certificates of officers of VNI or of Acquisition) as Titan may reasonably request in order to enable Titan to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

          (e) Review of Proceedings. All actions, proceedings, instruments, and documents required by VNI or Acquisition to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of Reitler Brown LLC, counsel to Titan, and VNI or Acquisition shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

          (f) Legal Action. At the Effective Time there shall not be pending any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

          (g) No Governmental Action. There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of Titan, (i) makes this Agreement, the Merger, or any of the other transactions contemplated by this Agreement illegal, (ii) results in a delay in the ability of VNI, Acquisition, or Titan to consummate the Merger or any of the other transactions contemplated by this Agreement beyond December 31, 2001, or (iii) otherwise prohibits, restricts, or delays consummation of the Merger or any of the other transactions contemplated by this Agreement or impairs the contemplated benefits to the stockholders of Titan of this Agreement, the Merger, or any of the other transactions contemplated by this Agreement.

          (h) Trading Matters. (i) If required, the OTC Bulletin Board shall, at or prior to the Effective Time, have approved the inclusion of the VNI Common Stock to be issued in the Merger.

               (ii) The VNI Common Stock shall be included for quotation on the OTC Bulletin Board.

          (i) Governmental Approval. The parties to this Agreement shall have obtained at or prior to the Effective Time all unconditional written approval to this Agreement and to the execution, delivery, and performance of this Agreement by each of them of relevant governmental authorities having jurisdiction over VNI, Acquisition, or Titan or the subject matter of this Agreement.

          (j)  "Blue Sky" Law Compliance.  At or prior to the Effective
Time, VNI and Acquisition shall have made all filings, and taken all actions, necessary to comply with all applicable "blue-sky" laws with regard to the issuance of VNI Common Stock as contemplated by this Agreement other than the filing of Form D up to 15 days following the Effective Time. Without limiting the generality of the foregoing, any prescribed periods within which a "blue sky" or securities law administrator may disallow VNI's or Acquisition's notice of reliance on an exemption from such state's requirements, shall have elapsed at or prior to the Effective Time.

          (k) Contractual Consents Needed. The parties to this Agreement shall have obtained at or prior to the Effective Time all consents required for the consummation of the Merger and the other transactions contemplated by this Agreement from any unrelated third party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any of them is a party, or to which any of them or any of their respective businesses, properties, or assets are subject.

          (l) Employment Agreements. Each of the Employment Agreements shall have been duly authorized, executed, and delivered by the parties thereto at or prior to the Effective Time; shall at the Effective Time be in full force, valid, and binding upon the parties thereto; and shall (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) be enforceable by them in accordance with their terms at the Effective Time, and no employee therein at any time from the execution thereof until immediately after the Effective Time shall have been in violation of or in default in complying with any material term thereof.

          (m) Due Diligence. Titan shall conduct a due diligence review of VNI and Acquisition, including, without limitation, a review of the VNI Disclosure Letter and the documents referenced therein delivered prior to the Effective Time, and same shall be satisfactory in the reasonable opinion of Titan.

            VIII.     ADDITIONAL TERMS OF ABANDONMENT

     Section 8.01     Mandatory Abandonment

          The Merger shall be abandoned or terminated if:

          (a) in the event that the meeting of stockholders of VNI referred to in Section 3.01 is required, the holders of at least a majority of the shares of VNI Common Stock outstanding and entitled to vote at such meeting of stockholders shall not have voted in favor of the adoption and approval of this Agreement, the Merger, and the other transactions contemplated hereby; or

          (b) the holders of at least a majority of the shares of Titan Common Stock outstanding and entitled to vote at the meeting of stockholders of Titan referred to in Section 3.01 shall not have voted in favor of the adoption and approval of this Agreement, the Merger, and the other transactions contemplated hereby.

     Section 8.02     Optional Abandonment

          In addition to the provisions of Article VII, the Merger may be abandoned or terminated at or before the Effective Time notwithstanding adoption and approval of this Agreement, the Merger, and the other transactions contemplated hereby by the stockholders of the parties hereto:

          (a) by mutual agreement of the Boards of Directors of VNI, Acquisition, and Titan;

          (b) at the option of VNI's and Acquisition's Boards of Directors or Titan's Board of Directors, if the Effective Time shall not have occurred on or before December 31, 2002;

          (c) at the option of VNI's and Acquisition's Boards of Directors, if facts exist which render impossible compliance with one or more of the conditions set forth in Section 7.01 and such are not waived by VNI; and

          (d) at the option of Titan's Board of Directors, if facts exist which render impossible compliance with one or more of the conditions set forth in Section 7.02 and such are not waived by Titan.

     Section 8.03     Effect of Abandonment

     If the Merger is abandoned or terminated as provided for in Article VII or in this Article VIII, except for Sections 5.01(h), 5.01(m), and 5.02(e), and Article IX, this Agreement shall forthwith become wholly void and of no further force or effect without liability on the part of either party to this

Agreement or on the part of any officer, director, controlling person (if any), employee, counsel, agent, or stockholder thereof; provided, however, that nothing in this Section 8.03 shall release VNI, Acquisition, or Titan or any officer, director, controlling person (if any), employee, counsel, agent, or stockholder thereof from liability for a willful failure to carry out its respective obligations under this Agreement.

                        IX.  MISCELLANEOUS

     Section 9.01     Further Actions

     At any time and from time to time, each party agrees, at its expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

     Section 9.02     Availability of Equitable Remedies

     Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, either before or after the Effective Time, in addition to any other right or remedy available to it, to an injunction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement, and, in either case, no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

     Section 9.03     Survival; Knowledge

     The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall not survive the Effective Time, except for those contained in or made pursuant to Sections 2.01, 5.01(m), and
Article IX. The statements contained in any document executed by VNI or Acquisition relating hereto or delivered to Titan in connection with the transactions contemplated hereby or thereby, or in any statement, certificate, or other instrument delivered by or on behalf of VNI or Acquisition pursuant hereto or thereto or delivered to Titan in connection with the transactions contemplated hereby or thereby shall be deemed representations and warranties, covenants and agreements, or conditions, as the case may be, of VNI and Acquisition hereunder for all purposes of this Agreement (including all statements, certificates, or other instruments delivered pursuant hereto or thereto or delivered in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby or thereby). The statements contained in any document executed by Titan relating hereto or delivered to VNI or Acquisition in connection with the transactions contemplated hereby or thereby, or in any statement, certificate, or other instrument delivered by or on behalf of Titan pursuant hereto or thereto or delivered to VNI or Acquisition in connection with the transactions contemplated hereby or thereby shall be deemed representations and warranties, covenants and agreements, or conditions, as the case may be, of Titan hereunder for all purposes of this Agreement (including all statements, certificates, or other instruments delivered pursuant hereto or thereto or delivered in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby or thereby). For the purposes of this Agreement, where an entity represents and warrants a fact "to its knowledge" or "to the best of its knowledge" it shall have imputed to its knowledge only the actual conscious awareness of facts or other information, without investigation, of the executive officers and the chief financial officer of the entity and its subsidiaries. Where an individual represents and warrants a fact "to the best of the individual's knowledge" the individual shall have imputed to that individual only the actual conscious awareness of facts or other information, without investigation, of that individual.

     Section 9.04     Modification

     This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof (except as provided in Section 9.03) and supersedes all existing agreements among them concerning such subject matter. This Agreement may be amended prior to the Effective Time (notwithstanding stockholder adoption and approval) by a written instrument executed by VNI, Acquisition, and Titan with the approval of their respective Boards of Directors; provided, however, that no such amendment shall, without stockholder adoption and approval by an appropriate vote by stockholders of the Constituent Corporation whose stockholders have been adversely affected, change the number of shares of VNI Common Stock which may be issued pursuant to this Agreement, or materially and adversely affect the rights of VNI or Titan stockholders. No amendment to accelerate or postpone the Effective Time shall be deemed to change such number of shares or affect adversely the rights of the VNI or Titan stockholders.

     Section 9.05     Notices

     All notices under this Agreement must be in writing and addressed, if to VNI or Acquisition, to its corporate secretary, and if to Titan, to its chief executive officer. Any notice or other communication in connection with this Agreement shall be deemed to have been given (i) if personally delivered to a party, when so delivered, (ii) (A) if by certified mail, three business days after mailing or (B) if by Federal Express or other recognized next day carrier timely posted for next business day delivery, the next business day following such timely posting, to the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 9.05), or (iii) if by facsimile, once transmitted (provided that the appropriate answer back or telephonic confirmation is received), if to VNI at 5525 South

900 East, Suite 110, Salt Lake City, Utah 84117 and if to Titan at 1818 North Farwell Avenue, Milwaukee WI 53202. Either party may change the address or facsimile number to which notices or other communications hereunder are to be delivered by giving the other party notice in the manner set forth. A copy of all notices to VNI or Acquisition shall be simultaneously provided to Leonard
W. Burningham, Esq., Suite 205, 455 East 200 South Street, Salt Lake City, Utah 84111 (fax number 801-355-7126) by the same means of delivery as it is given to VNI or Acquisition. A copy of all notices to Titan shall be simultaneously provided to Reitler Brown LLC, 800 Third Avenue, 21st Floor, New York, New York 10022, Attention: Robert Steven Brown (fax number 212-371-
5500) by the same means of delivery as it is given to Titan.

     Section 9.06     Waiver

     Any waiver by any party of a breach of any term of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and be authorized by a resolution of the Board of Directors or by an officer of the waiving party.
No party shall have the right to waive compliance with Section 8.01, the second sentence of Section 9.04, or this sentence.

     Section 9.07     Binding Effect

     The provisions of this Agreement shall be binding upon and inure to the benefit of VNI, Acquisition, and Titan and their respective successors and assigns and shall inure to the benefit of each VNI indemnitee and each Titan
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
indemnitee and its successors and assigns (if not a natural person) and his assigns, heirs, and personal representatives (if a natural person).

     Section 9.08     No Third-Party Beneficiaries

     This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement except for the Titan stockholders with respect to Sections 2.01 and 6.02(l), and except as provided in Section 9.07.

     Section 9.09     Severability

     If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances, provided, however, that the economic and legal substance of the transactions contemplated by this Agreement are not affected in any way materially adverse to any party hereto.

     Section 9.10     Headings

     The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     Section 9.11     Counterparts; Governing Law

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflict of laws. Any action, suit, or proceeding arising out of, based on, or in connection with this Agreement, any document relating hereto or delivered in connection with the transactions contemplated hereby, any statement, certificate, or other instrument delivered by or on behalf of, or delivered to, any party hereto or thereto in connection with the transactions contemplated hereby or thereby, any breach of this Agreement or such other document, the Merger, or the other transactions contemplated hereby or thereby may be brought only in the state courts of the State of Utah located in Salt Lake County, or in the United States District Court for the District of Utah, Central Division, and each party covenants and agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit, or proceeding, any claim that it is not subject personally to the jurisdiction of such court if it has been duly served with process, that its property is exempt or immune from attachment or execution, that the action, suit, or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

     Section 9.12     Certain Definitions.


                                  Defined                First Used

Accrued Benefits                6.01(h)(ii)              6.01(h)(ii)

Accrued Liabilities             6.01(h)(ii)              6.01(h)(ii)

Acquisition                     Preamble                 Preamble

Additional Merger
Consideration                   2.01(a)(i)(C)            2.01(a)(i)(C)

Agreement                       Preamble                 Preamble

Code                            4.02                     4.02

Constituent Corporations        Preamble                 Preamble

Coverage                        5.02(i)(iii)             5.02(i)(iii)

DGCL                            Introduction             Introduction

Effective Time                  3.02                     1.02

Employee Benefit Plan           6.01(h)(i)               6.01(h)(i)

Employment Agreements           5.01(o)                  5.02(i)(ii)

ERISA                           6.01(h)(i)               6.01(h)(i)

Exchange Act                    5.01(l)                  5.01(l)

Exchange Agent                  2.01(c)                  2.01(c)

Gap Period                      1.03(b)                  1.03(b)

Hazardous Substance             6.01(f)(vi)              6.01(f)(vi)

Intangibles                     6.01(i)                  6.01(i)

Jensen                          5.01(n)                  5.01(p)

Joint Proxy Statement/
Prospectus                      5.01(l)                  5.01(l)

Last Titan Balance Sheet        6.01(d)(i)               6.01(d)(i)

Last Titan Balance Sheet Date   6.01(d)(i)               6.01(d)(i)

Last VNI Balance Sheet          6.02(d)(i)               6.02(d)(i)

Last VNI Balance Sheet Date     6.02(d)(i)               6.02(d)(i)

Material                        5.01(d)                  5.01(d)

Merger                          Introduction             Introduction

New Certificates                2.01(c)                  2.01(c)

New Policy                      5.02(i)(iii)             5.02(i)(iii)

Old Certificates                2.01(c)                  2.01(c)

Pension Plan                    6.01(h)                  6.01(h)

Period Reports                  5.01(l)                  5.01(l)

Release                         6.01(f)(vi)              6.01(f)(vi)

Release Time                    5.01(a)                  5.01(a)

SEC                             5.01(l)                  5.01(l)

Securities Act                  2.03                     2.03

Stop Order                      7.01(s)                  7.01(s)

Surviving Corporation           Preamble                 Preamble

SVPC                            7.01(q)                   ---

Taxes                           6.01(d)                  6.01(d)

Titan                           Preamble                 Preamble


Titan Affiliates                2.03                     2.03

Titan Common Stock              2.01(a)(i)               2.01(a)(i)

Titan Disclosure Letter         2.03                     2.03

Titan Indemnitees               5.02(i)(iv)              5.02(i)(iv)

Titan Stock Options             2.02                     2.02

Titan Subsidiary                6.01(a)                  6.01(a)

Titan Takeover Proposal         5.01(j)                  5.01(j)

Transaction Agreements          6.02(k)                  6.02(k)

VNI                             Preamble                 Preamble

VNI Capital Stock               2.05                     2.05

VNI Common Stock                2.01(a)(i)(A)            2.01(a)(i)(A)

VNI Designee                    1.03                     1.03

VNI Disclosure Letter           6.02(a)                  5.02(d)

VNI Indemnitees                 5.01(m)                  5.01(m)

VNI Preferred Stock             6.02(b)                  2.05

VNI SEC Documents               6.02(q)                  6.02(q)

          IN WITNESS WHEREOF, this Agreement has been executed by duly authorized officers of each of the parties hereto as of the date first above written.
Attest                             VENTURES-NATIONAL INCORPORATED

/s/ Luke Bradley                   By  /s/ John Winchester
Name:  Luke Bradley                Name:  John Winchester
Title:  Secretary                  Title:  President

Attest:                            TITAN EMS ACQUISITION CORP.

/s/ Luke Bradley                   By  /s/ John Winchester
Name:  Luke Bradley                Name:  John Winchester
Title:  Secretary                  Title:  President

Attest:                            TITAN EMS, INC.

/s/  Stephen Saul Kennedy          By  /s/ David M. Marks
Name:  Stephen Saul Kennedy        Name:  David M. Marks
Title:  Secretary                  Title:  Chairman

                        TABLE OF CONTENTS

                                                                  Page

I. NAME OF SURVIVING CORPORATION; CERTIFICATE OF INCORPORATION
AND BY-LAWS; BOARD OF DIRECTORS; OFFICERS                           1
   1.01 Name of Surviving Corporation                               1
   1.02 Certificate of Incorporation and By-laws                    2
   1.03 Board of Directors and Officers                             2
II.  STATUS AND CONVERSION OF SECURITIES                            3
   2.01 Stock of Titan                                              3
    (b)   Dissenters' Rights                                        3
    (c)   Surrender and Exchange of Titan Common Stock; Payment of
          Additional Merger Consideration                           3
    (d)   Transfer Taxes                                            5
    (e)   Titan Stock Transfers                                     6
   2.02 Assumption of Titan Stock Options                           6
   2.03 Affiliates of Titan                                         7
   2.04 Capital Stock of VNI                                        7
   2.05 Capital Stock of Acquisition                                8
III. STOCKHOLDER APPROVALS; BOARD OF DIRECTORS' RECOMMENDATIONS;
FILING; EFFECTIVE TIME                                              8
   3.01 Stockholder Approvals; Board of Directors' Recommendations  8
   3.02 Filing; Effective Time                                      9
IV.  CERTAIN EFFECTS OF MERGER                                      9
   4.01 Effects Under the DGCL                                      9
   4.02 Reorganization                                             10
V. COVENANTS                                                       10
   5.01 Covenants of Titan                                         10
    (a)   Certificate of Incorporation and By-laws                 10
    (b)   Shares and Options                                       11
    (c)   Dividends and Purchases of Stock                         11
    (d)   Borrowing of Money                                       11
    (e)   Access                                                   11
    (f)   Conduct of Business                                      12
    (g)   Advice of Changes                                        12
    (h)   Confidentiality                                          13
    (i)   Public Statements                                        13
    (j)   Other Proposals                                          14
    (k)   Consents Without Any Condition                           15
    (l)   Material for  Periodic Reporting                         15
    (m)   Indemnification                                          16
    (n)   Transfer Taxes                                           17
    (o)   Employment Agreements                                    17
   5.02 Covenants of VNI and Acquisition                           17
    (b)   Access                                                   18
    (c)   Conduct of Business                                      18
    (d)   Advice of Changes                                        20
    (e)   Confidentiality                                          20
    (f)   Public Statements                                        21
    (g)   Consents Without Any Condition                           21
    (h)   Periodic Reports                                         21
    (i)   Capital Stock Changes                                    23
    (j)   Transfer Taxes                                           23
    (k)   Other Proposals                                          23
    (l)   Reorganization                                           23
    (m)   Rule 15c2-11                                             24
    (n)   Agreements involving Jenson Services, Inc.               24
    (o)   Consulting Agreement with STAR Associates LLC            25
    (p)   Consulting Agreement with Robert Ciri                    25
    (q)   14f-1 Information                                        25
    (r)   Conduct Business Under an Assumed Name and Proxy or
          Information Statement                                    25
VI.  REPRESENTATIONS AND WARRANTIES                                26
   6.01 Certain Representations and Warranties of Titan            26
    (a)   Organization and Qualification                           26
    (b)   Capitalization                                           27
    (c)   Financial Condition                                      27
    (d)   Tax and Other Liabilities                                29
    (e)   Litigation and Claims                                    30
    (f)   Properties                                               31
    (g)   Contracts and Other Instruments                          33
    (h)   Pension Plans; Employees                                 36
    (i)   Patents, Trademarks, Et Cetera                           41
    (j)   Questionable Payments                                    43
    (k)   Authority to Merge                                       43
    (l)   Insurance                                                45
    (m)   Business Conducted in No Other Name                      46
    (n)   Customers and Suppliers                                  46
    (o)   Completeness of Disclosure                               46
   6.02 Certain Representations and Warranties of VNI and
        Acquisition                                                47
    (a)   Organization and Qualification                           47
    (b)   Capitalization                                           48
    (c)   Financial Condition                                      48
    (d)   Tax and Other Liabilities                                50
    (e)   Litigation and Claims                                    51
    (f)   Properties                                               52
    (g)   Contracts and Other Instruments                          54
    (h)   Employees                                                56
    (i)   Patents, Trademarks, Et Cetera                           60
    (j)   Questionable Payments                                    62
    (k)   Authority to Merge                                       63
    (l)   Status of VNI Common Stock To Be Issued                  65
    (m)   Insurance                                                65
    (n)   Trading Matters                                          66
    (o)   Reorganization                                           66
    (p)   Completeness of Disclosure                               67
    (q)   Period Reporting                                         67
VII. CONDITIONS; ABANDONMENT AND TERMINATION                       68
   7.01 Right of VNI and Acquisition to Abandon                    68
    (a)   Accuracy of Representations and Compliance With
          Conditions                                               68
    (b)   Certificates from Titan                                  69
    (c)   Opinion of Titan's Counsel                               70
    (d)   Accountants' Letter                                      70
    (e)   Other Closing Documents                                  70
    (f)   Review of Proceedings                                    70
    (g)   Legal Action                                             71
    (h)   No Governmental Action                                   71
    (i)   Trading Matters                                          72
    (j)   Governmental Approval                                    72
    (k)   Blue-Sky Law Compliance                                  72
    (l)   Contractual Consents Needed                              72
    (m)   Employment Agreements                                    73
    (n)   Material Adverse Change                                  73
    (o)   Due Diligence                                            73
    (p)   Financing                                                73
    (q)   Asset Contributions                                      73
    (r)   Debt Conversion                                          74
   7.02 Right of Titan to Abandon                                  74
    (a)   Accuracy of Representations and Compliance With
          Conditions                                               74
    (b)   Certificates from VNI and Acquisition                    75
    (c)   Opinion of VNI's and Acquisition's Counsel               75
    (d)   Other Closing Documents                                  76
    (e)   Review of Proceedings                                    76
    (f)   Legal Action                                             76
    (g)   No Governmental Action                                   77
    (h)   Trading Matters                                          77
    (i)   Governmental Approval                                    77
    (j)   Blue Sky Law Compliance                                  78
    (k)   Contractual Consents Needed                              78
    (l)   Employment Agreements                                    78
    (m)   Due Diligence                                            79
VIII. ADDITIONAL TERMS OF ABANDONMENT                              79
   8.01 Mandatory Abandonment                                      79
   8.02 Optional Abandonment                                       79
   8.03 Effect of Abandonment                                      80
IX.  MISCELLANEOUS                                                 81
   9.01 Further Actions                                            81
   9.02 Availability of Equitable Remedies                         81
   9.03 Survival; Knowledge                                        81
   9.04 Modification                                               82
   9.05 Notices                                                    83
   9.06 Waiver                                                     84
   9.07 Binding Effect                                             84
   9.08 No Third-Party Beneficiaries                               84
   9.09 Severability                                               85
   9.10 Headings                                                   85
   9.11 Counterparts; Governing Law                                85
   9.12 Certain Definitions                                        86